                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.2

                            ASSET PURCHASE AGREEMENT

                                   dated as of

                                   May 9, 2003

                                  by and among

                               TRIMAS CORPORATION,

                              METALDYNE CORPORATION

                                       and

                              METALDYNE COMPANY LLC

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.1.   Definitions.....................................................1

                                   ARTICLE II.

                           SALE AND PURCHASE OF ASSETS

SECTION 2.4.   Treatment of Restricted Stock Awards Held by
               Transferred Employees..........................................10

                                  ARTICLE III.

                                     CLOSING

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                                      - i -

                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                                  ARTICLE VI.

                            COVENANTS OF THE SELLERS

                                  ARTICLE VII.

                         COVENANTS OF BUYER AND SELLERS

                                  ARTICLE VIII.

                     CONDITIONS TO OBLIGATIONS OF EACH PARTY

SECTION 8.2.   Conditions to the Obligations of Buyer.........................27
SECTION 8.3.   Conditions to the Obligations of Sellers.......................27

                                   ARTICLE IX.

                            OBLIGATIONS AFTER CLOSING

SECTION 9.1.   Indemnification................................................28

                                     - ii -

SECTION 9.2.   Procedures.....................................................29
SECTION 9.3.   Limitations on Indemnification.................................29

                                   ARTICLE X.

                                   TERMINATION

SECTION 10.1.  Termination....................................................30
SECTION 10.2.  Effect of Termination..........................................30

                                   ARTICLE XI.
                                  MISCELLANEOUS

                                    - iii -

EXHIBITS
--------

Exhibit A    Form of Fittings Facility Sublease
Exhibit B    Form of Trademark Assignment
Exhibit C    Form of Bill of Sale
Exhibit D    Form of Acknowledgment of Assumption of Liabilities
Exhibit E    Form of Assignment and Assumption Agreement

SCHEDULES

Schedule 1.1(a)    - Assumed Contracts
Schedule 1.1(b)    - Knowledge of Officers
Schedule 2.1(a)    - Intellectual Property
Schedule 2.1(c)    - Assumed Liabilities
Schedule 3.3(b)    - Form of Preliminary Statement
Schedule 4.4       - Non-Contravention
Schedule 7.6(a)    - Transferred Employees
Schedule 7.6(c)    - Sellers' Savings Plans

                                     - iv -

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     ASSET PURCHASE AGREEMENT dated as of May 9, 2003 by and among TriMas
Corporation, a Delaware corporation ("BUYER"), Metaldyne Corporation
("METALDYNE"), a Delaware corporation and Metaldyne Company LLC, a Delaware limited liability company ("METALDYNE LLC" and together with Metaldyne, the
"SELLERS").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Sellers currently own a line of business principally relating to designing, developing and manufacturing specialty tube nuts, fittings, spacers and hollow extruded components conducted at that certain plant located at 12955
Inkster Road, Livonia, Michigan, 48150 (the "FITTINGS FACILITY"), and more particularly described in the Fittings Facility Sublease (the "ACQUIRED
BUSINESS;" provided, that the term Acquired Business shall not include any business conducted at such location prior to the date hereof, including without limitation, the Peerless business which was closed in September, 2000);

     WHEREAS, Sellers desire to sell to Buyer and Buyer desires to purchase from
Sellers the Purchased Assets (as defined below) and assume from Sellers the
Assumed Liabilities (as defined below) on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

     "ACKNOWLEDGEMENT OF ASSUMPTION OF LIABILITIES" means the Acknowledgment of
Assumption of Liabilities executed by Buyer substantially in the form of Exhibit
D hereto.

     "ACQUIRED BUSINESS BALANCE SHEET" means the unaudited balance sheet relating to the assets and liabilities of the Acquired Business as of March 31,
2003, prepared in accordance with the Applicable Accounting Principles.

     "ACTION" means any action, claim, suit, arbitration, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any
Governmental Authority or arbitration tribunal.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person including by management contract or similar instrument.

     "APPLICABLE ACCOUNTING PRINCIPLES" means the stand-alone accounting principles historically used by Sellers in preparing financial statements for divisions or lines of business owned by Sellers applied on a consistent basis.

     "ASSUMED CONTRACTS" means the contracts set forth on Schedule 1.1(a)
hereto.

     "BENEFIT PLAN" means any Plan existing at the Effective Time established or to which contributions have at any time been made by any Seller on behalf of
Employees or Former Employees, under which any Employee, Former Employee, or any beneficiary thereof, is covered, is eligible for coverage or has benefit rights in respect of service to any Seller.

     "BILL OF SALE" means the Bill of Sale conveying certain assets of the
Acquired Business from the Sellers to the Buyer and its Affiliates, a form of which is attached as Exhibit C.

     "BOARD OF DIRECTORS" means the Board of Directors or members, as the case may be, of Buyer or the applicable Seller as the case may be.

     "BUSINESS DAY" means a day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

     "BUYER FAIRNESS OPINION" means an opinion of Valuation Research
Corporation, as to the fairness, from a financial point of view, of the consideration to be paid by Buyer and the financial terms of the documents entered into in connection with the Transactions.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "EFFECTIVE TIME" means 11:59 p.m., Michigan time, on May 4, 2003.

     "EMPLOYEES" means the employees of the Sellers that perform services exclusively for the Acquired Business as of the Effective Time.

     "ENTERPRISE VALUE" means $24,000,000.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA AFFILIATE" of any Person means any other Person that, together with such Person, would be treated as a single employer under Section 414 of the
Code.

                                     - 2 -

     "FITTINGS FACILITY SUBLEASE" means the sublease to be entered into by
Metaldyne LLC, as lessor, and Buyer or one of its Subsidiaries, as lessee, on the Closing Date, in the form of Exhibit A hereto.

     "FITTINGS FACILITY SUBLEASE OBLIGATIONS" means the net present value (at a discount rate of 12%) of all scheduled future rental payments to be made under the Fittings Facility Sublease, such amount being equal to $1,292,000.

     "FORMER EMPLOYEE" means (a) any person who was employed exclusively in the
Acquired Business whose employment by any Seller was terminated on or before the
Closing Date (whether by retirement or otherwise), excluding persons who were employed by any Seller or one of its Subsidiaries outside of the Acquired
Business subsequent to such termination prior to the Closing Date, and (b) an
Employee who is on short-term medical disability as of the Closing Date and who thereafter becomes eligible for long-term medical disability.

     "GOVERNMENTAL AUTHORITY" means any federal, state or local government or any court, administrative agency or commission or other governmental or regulatory agency, authority or official, whether domestic, foreign or supranational.

     "GUARANTEE" means a direct or indirect guarantee (other than by endorsement of negotiable instruments for collection) by any Person of any indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee of any Person at any date shall be the outstanding balance at such date of all unconditional obligations in respect of which such
Guarantee is made and the maximum liability of such other Person for any such contingent obligations in respect of which such Guarantee is made at such date.
"GUARANTEE," when used as a verb, and "GUARANTEED" have correlative meanings.

     "IRS" means the Internal Revenue Service.

     "KNOWLEDGE" of the Sellers means the actual knowledge of the senior employees and officers of the Sellers listed on Schedule 1.1(b) attached hereto.

     "LIABILITIES" means any and all indebtedness, liabilities or obligations, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including, but not limited to, those arising under any law, rule, regulation, Action, order, injunction or consent decree of any Governmental Authority or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

                                     - 3 -

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset.

     "LOSSES" means any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct and consequential damages, but excluding punitive damages (other than punitive damages awarded to any third party against an Indemnified Party).

     "MATERIAL ADVERSE EFFECT" means either (i) a material adverse effect on the condition (financial or otherwise), business or results of operations of the
Acquired Business or (ii) an effect which is materially adverse to the ability of any Seller to consummate the Transactions; provided that with respect to subclause (i) of this definition, any such effect resulting or arising from (w)
this Agreement or the Transactions or the announcement thereof, (x) changes in circumstances or conditions affecting industrial manufacturing companies in general, and not specifically relating to the Acquired Business, (y) changes in general economic, regulatory or political conditions or in financial markets in the United States or Europe or (z) changes in generally accepted accounting principles shall not be considered a Material Adverse Effect, and with respect to subclause (ii) of this definition, any such effect resulting or arising from subclause (x), (y) or (z) above shall not be considered a Material Adverse
Effect.

     "MULTIEMPLOYER PLAN" means a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA with respect to which any Seller has an obligation to contribute on behalf of Employees or Former Employees or has or could have withdrawal liability under Section 4201 of ERISA.

     "OFFICER'S CERTIFICATE" means a certificate signed by an officer of
Metaldyne or Buyer, as the case may be.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a
Governmental Authority.

     "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation, other employee benefit, employment, consulting or change of control agreement, plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual, including, without limitation, any

                                     - 4 -

"employee benefit plan" within the meaning of Section 3(3) of ERISA (whether or not subject thereto).

     "PURCHASE PRICE" means an amount equal to the Enterprise Value minus the
Fittings Facility Lease Obligations.

     "SELLER FAIRNESS OPINION" means an opinion of Klaris, Thomson & Schroeder,
Inc., as to the fairness, from a financial point of view, of the consideration to be paid to Sellers and the financial terms of the documents entered into in connection with the Transactions.

     "SELLER SHAREHOLDER AGREEMENT" means the shareholders agreement by and among MascoTech, Inc., Masco Corporation, Richard Manoogian, certain of their respective affiliates and other co-investors party thereto, dated as of November
28, 2000.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, limited liability company or other organization, whether incorporated or unincorporated, of which the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions with respect to such corporation, partnership, association, limited liability company or other organization are at any time directly or indirectly owned or controlled by such
Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

     "TAX" or "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessments or similar charges imposed by the IRS or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof
(including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

     "TAX BENEFIT" means the amount of any refund, credit or reduction in otherwise required Tax payments, including any interest receivable thereon, actually realized, provided that, for these purposes, Tax items shall be taken into account in accordance with the ordering principles of the Code or other applicable law.

     "TRADEMARK ASSIGNMENT" means the trademark assignment agreement to be entered into by Metaldyne, as assignor, and Buyer or one of its Subsidiaries, as assignee, on the Closing Date, in the form of Exhibit B hereto.

                                     - 5 -

     "TRANSACTIONS" means the purchase and sale of the Purchased Assets, the assumption by Buyer of the Assumed Liabilities, the entering into of the
Fittings Facility Sublease and each other transaction contemplated by this
Agreement.

     Any reference in this Agreement to a statute shall be to such statute as amended from time to time and to the rules and regulations promulgated thereunder.

     (b) Each of the following terms is defined herein in the Section set forth opposite such term:

                TERM                                             SECTION

                Acquired Business..............................      Recitals
                Actuary Firm...................................          7.6
                Assumed Liabilities............................        2.1
                Buyer..........................................      Recitals
                Buyer ABO......................................        7.6
                Buyer Indemnified Parties......................        9.1
                Buyer Representatives..........................        7.2
                Buyer Welfare Plans............................        7.6
                Buyer's Pension Plan...........................        7.6
                Buyer's Trustee................................        7.6
                Buyer's Union Plan.............................        7.6
                Closing........................................        3.1
                Closing Date...................................        3.1
                End Date.......................................       10.1
                Excluded Assets................................        2.1
                Excluded Liabilities...........................        2.1
                Fittings Facility..............................      Recitals
                Indemnified Party..............................        9.2
                Indemnifying Party.............................        9.2
                Independent Accountants........................        3.3
                Net Working Capital............................        3.3
                Plan Effective Date............................        7.6
                Preliminary Statement..........................        3.3
                Purchased Assets...............................        2.1
                Purchase Price.................................        3.2
                Purchase Price Adjustment......................        3.3
                Restricted Stock Awards........................        2.4
                Sellers........................................      Recitals
                Seller Indemnified Parties.....................        9.1
                Seller Representative..........................        6.2
                Sellers' Savings Plans.........................        7.6
                Sellers' Trustee...............................        7.6

                                     - 6 -

                TERM                                             SECTION

                Seller Welfare Plans...........................        7.6
                Shares.........................................      Recitals
                Transactions...................................      Recitals
                Transferred Employee...........................        7.6
                Union Agreement................................        7.6
                Union Employees................................        7.6
                Union Plan.....................................        7.6

                                  ARTICLE II.

                           SALE AND PURCHASE OF ASSETS

     SECTION 2.1. SALE AND PURCHASE. (a) Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall transfer and deliver to Buyer or one or more designated Subsidiaries of Buyer, and Buyer or one or more designated Subsidiaries of Buyer shall acquire and accept from Sellers, effective as of the Effective Time, all of Sellers' and all of the Sellers'
Subsidiaries' rights, title and interest, in and to the following assets free and clear of all Liens (collectively the "PURCHASED ASSETS"):

     (i) All tangible personal property owned by the Sellers and their
Subsidiaries used primarily in the operation of the Acquired Business, including all furniture, machinery, office furnishings, and equipment at the Fittings
Facility and all office and warehouse supplies existing at the Fittings Facility at the Effective Time or acquired thereafter;

     (ii) All authorizations, permits and licenses used by Sellers and Sellers'
Subsidiaries primarily to operate the Acquired Business as conducted at the
Effective Time;

     (iii) All rights of the Sellers and the Sellers' Subsidiaries under the
Assumed Contracts including any and all security and other deposits, advance rents and any other payments made thereunder;

     (iv) All guarantees and warranties relating to the Purchased Assets and all rights of the Sellers and the Sellers' Subsidiaries against vendors of tangible personal property and services to the Acquired Business other than with respect to claims made under any such guarantee or warranty prior to the Effective Time;

     (v) All intangible assets used primarily in the operation of the Acquired
Business, including, but not limited to, all patents, copyrights, trademarks, service marks and designs and those trade names and service names set forth on
Schedule 2.1(a) hereto and

                                     - 7 -

all related goodwill, all domain names and telephone numbers of the Acquired
Business and all trade secrets and inventions used or developed primarily by the
Acquired Business (whether or not patentable or reduced to practice); provided, that any such trademark, trade name or service marks that contains the name
"Metaldyne" shall not be a "Purchased Asset;"

     (vi) All prepaid items including, without limitation, all equipment, lease and other deposits, relating primarily to the Acquired Business;

     (vii) Copies of all customer lists, customer contracts and financial records relating primarily to the Acquired Business;

     (viii) Except for corporate documents, records and minutes, copies of all books, records and documents required for or primarily relating to the operation of the Acquired Business;

     (ix) All inventory of the Acquired Business;

     (x) Rights to ordered inventory and services and open customer orders of the Acquired Business from and after the Effective Time;

     (xi) All accounts receivable of the Acquired Business arising after the
Effective Time and any cash paid in respect thereof to the extent not used to invest in Purchased Assets or to reduce Assumed Liabilities;

     (xii) The assets to be transferred pursuant to Section 7.6; and

     (xiii) Any and all other assets of whatever type or description, other than the Excluded Assets, which are used primarily in the operation of the Acquired
Business including without limitation all rights title and interest of Metaldyne
LLC being transferred pursuant to the Fittings Facility Sublease.

provided, that notwithstanding the foregoing, to the extent that the sale, conveyance, transfer, assignment or delivery or attempted sale, conveyance, transfer, assignment or delivery to Buyer of any Purchased Assets (including any
Assumed Contract) is prohibited by any applicable law or would require any governmental or third-party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, conveyance, transfer, assignment or delivery, or an attempted sale, conveyance, transfer, assignment or delivery, thereof, if any of the foregoing would constitute a breach of applicable law or the rights of any third party. Following the
Closing, the parties shall use their commercially reasonable efforts, and shall cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that neither Sellers nor Buyer nor any of their respective Affiliates shall be required to pay any consideration therefor, other than filing, recordation or similar fees payable to any
Governmental Authority, which fees shall be shared equally by

                                     - 8 -

Sellers and Buyer. Pending or in the absence of such authorization, approval, consent or waiver, the parties shall cooperate with each other in any reasonable and lawful arrangements to provide to Buyer the benefits and liabilities of use of such Purchased Assets. If such authorization, approval, consent or waiver for the sale, conveyance, transfer, assignment or delivery of any such Purchased
Assets is obtained, Seller shall promptly convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned and delivered, such Purchased
Assets to Buyer.

     (b) Notwithstanding anything to the contrary contained in this Agreement, from and after the Closing but effective as of the Effective Time, the Sellers and their Subsidiaries shall retain all of their rights, title and interest in and to the following assets (the "EXCLUDED ASSETS"):

     (i) All accounts receivable of the Acquired Business arising prior to the
   Effective time;

     (ii) Any rights to income tax refunds and prepaid income taxes;

     (iii) Any right and interest of the Sellers in this Agreement, Sellers rights as landlord under the Fittings Facility Sublease and, after giving effect to the Fittings Facility Sublease, Metaldyne LLC's rights as tenant under the lease of the Fittings Facility;

     (iv) Any and all of the Seller's insurance policies, including all rights to coverage, all proceeds and all prepaid insurance under such policies;

     (v) Any other assets or property of the Sellers' which are not (A) used primarily in the Acquired Business or (B) located at the Fittings Facility.

     (c) Subject to the terms and conditions of this Agreement, as of the
Closing Date but effective as of the Effective Time, Buyer agrees to assume, satisfy, perform, pay and discharge each of the following Liabilities (the
"ASSUMED LIABILITIES"):

     (i) Subject to Section 2.1(d) below and Section 7.6, all environmental, health or other Liabilities of any kind and nature to the extent arising from the businesses, operations and assets of the Acquired Business and regardless of whether such Liabilities shall arise prior to, on or after the Effective
   Time, including without limitation, those Liabilities set forth on Schedule
   2.1(c); and

     (ii) All accounts payable of the Acquired Business arising after the
   Effective Time.

     (d) Notwithstanding anything contained in this Agreement to the contrary, from and after the Closing Date but effective as of the Effective Time, as between the Buyer and the Sellers, the Sellers shall retain all of the following
Liabilities (the "EXCLUDED LIABILITIES"):

                                     - 9 -

     (i) All environmental, health or other Liabilities of any kind and nature to the extent arising from any businesses, operations and assets of any
   Seller or any of the Sellers' Subsidiaries other than the Acquired Business whenever such businesses, operations or assets shall have been conducted or owned and regardless of whether such Liabilities shall arise prior to, on or after the Effective Time, including, without limitation, any Liabilities relating to the Excluded Assets;

     (ii) All Liabilities of the Sellers under this Agreement, as landlord under the Fittings Facility Sublease and, after giving effect to the Fittings
   Facility Sublease, Seller's obligations as tenant under the lease of the
   Fittings Facility;

     (iii) All Liabilities for income Taxes and insurance coverage with respect to the operation of the Acquired Business by Sellers and Sellers'
   Subsidiaries; and

     (iv) All Liabilities of Sellers for accounts payable arising prior to the
   Effective Time.

     SECTION 2.2. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets in accordance with Section 1060 of the
Code, and Buyer and Sellers agree (a) to report the sale and purchase of the
Purchased Assets for Tax purposes in accordance with such allocations and (b)
not to take any position inconsistent with such allocations on any of their respective tax returns. Metaldyne shall initially determine and send written notice to the Buyer of the allocation of the Purchase Price within 60 days following the execution of this Agreement. The Buyer shall be deemed to have accepted such allocation unless it provides written notice of disagreement to
Metaldyne within 10 days of receipt of Metaldyne's notice of allocation. If the
Buyer provides such notice of disagreement to Metaldyne, the parties shall proceed in good faith to determine the allocation in dispute.

     SECTION 2.3. PAYMENT OF SALES, USE AND OTHER TAXES. The Sellers shall pay all sales, use, transfer, value added and other related Taxes, if any, arising out of the sale by the Sellers of the Purchased Assets and the transfer of the
Assumed Liabilities to the Buyer pursuant to this Agreement.

     SECTION 2.4. TREATMENT OF RESTRICTED STOCK AWARDS HELD BY TRANSFERRED
EMPLOYEES. Buyer shall promptly pay Transferred Employees on the redemption in
2004 of restricted share awards (at the rate of $20.28 per share) of Metaldyne held by such Transferred Employees under Restricted Stock Awards dated November
17, 2000 (the "RESTRICTED STOCK AWARDS"). For purposes of the continued vesting of Restricted Stock Awards, Buyer and Metaldyne will treat employment with the
Buyer or any Subsidiary of the Buyer as employment of the Transferred Employees with Metaldyne.

                                     - 10 -

                                  ARTICLE III.

                                     CLOSING

     SECTION 3.1. TIME AND PLACE. Unless this Agreement is earlier terminated pursuant to Article X, the closing of the transactions contemplated by Article
II of this Agreement, including the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the "CLOSING"), shall take place as promptly as practicable, but no later than five Business Days following satisfaction or waiver of the conditions set forth in Articles VIII, at 10:00
a.m. at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New
York 10005, unless another time or place shall be agreed to by the parties (the
"CLOSING DATE").

     SECTION 3.2. DELIVERIES AT CLOSING.

     (a) Closing Deliveries by the Sellers. At the Closing, the Sellers shall deliver or cause to be delivered to the Buyer:

     (i) the Bill of Sale executed by the Sellers;

     (ii) original signature pages to the Fittings Facility Sublease executed by
   Metaldyne LLC and the Trademark Assignment executed by Metaldyne;

     (iii) an unredacted, fully executed copy of each Assumed Contract, together with assignment and assumption agreements and/or subcontracts, as applicable, in form and substance reasonably acceptable to the Buyer, assigning to the
   Buyer all rights of the Sellers in and to such Assumed Contracts;

     (iv) copies of all consents set forth on Schedule 4.4;

     (v) the Officer's Certificate described in Section 8.2(a)(iii); and

     (vi) a FIRPTA affidavit for each Seller, if required by Section 1445 of the
   Code.

     In addition, Sellers shall use commercially reasonable efforts to deliver such other instruments and documents of conveyance and transfer as shall be necessary and effective to transfer and assign to, and vest in, Buyer all of
Sellers' rights, title and interest in and to the Purchased Assets and such other respective agreements and other documents, instruments and certificates in addition to good standing certificates, certified resolutions, receipts and such other items as may be reasonably requested by Buyer. Simultaneously with such deliveries, all such commercially reasonable steps will be taken by Sellers as may be required to put Buyer in actual possession and operating control of the
Purchased Assets.

                                     - 11 -

     (b) Closing Deliveries by the Buyer. At the Closing, the Buyer will deliver or cause to be delivered to the Sellers:

     (i) the Purchase Price in immediately available funds by wire transfer to an account or accounts that shall have been designated by the Sellers not less than two Business Days prior to the Closing Date;

     (ii) original signature pages to the Fittings Facility Sublease and the
   Trademark Assignment executed by Buyer or a Subsidiary of Buyer;

     (iii) the Officer's Certificate described in Section 8.3(a)(iii); and

     (iv) the Acknowledgement of Assumption of Liabilities executed by Buyer.

     Additionally, Buyer shall use its commercially reasonable efforts to deliver such other respective agreements and other documents, instruments and certificates in addition to good standing certificates, certified resolutions and such other items as may be reasonably requested by Sellers.

     SECTION 3.3. ADJUSTMENT TO PURCHASE PRICE. The Purchase Price shall be subject to adjustment after the Closing as follows:

     (a) If Net Working Capital, as finally determined as hereinafter provided in this Section 3.3, is less than $965,000, the Purchase Price shall be deemed reduced by such difference and Sellers shall pay Buyer an amount in cash equal to such difference. If Net Working Capital, as finally determined, is greater than $965,000, the Purchase Price shall be deemed increased by such difference and Buyer shall pay Sellers an amount in cash equal to such difference. Such reduction or increase in the Purchase Price shall be referred to herein as the "PURCHASE PRICE ADJUSTMENT." Any Purchase Price
   Adjustment shall be paid within five Business Days after such final determination.

     (b) Within 60 days after the Closing Date, Buyer will prepare and present to Metaldyne a statement in reasonable detail of Net Working Capital (as hereinafter defined) of the Acquired Business as of the Effective Time (the
   "PRELIMINARY STATEMENT") in the form and with the accounting categories and layout set forth in the example attached hereto as Schedule 3.3(b). "NET
   WORKING CAPITAL" shall mean (i) the sum of (A) inventory (before reserves and excluding accrued capitalized variances from standard costs) plus (B) prepaid expenses, less (ii) accrued expenses, all as determined in a manner consistent with the Applicable Accounting Principles. Net Working Capital
   shall be determined without giving effect to the transactions contemplated by this Agreement. Net Working Capital shall not reflect or include any amount with respect to any of the Excluded Assets or any Liabilities that are not
   Assumed Liabilities.

     (c) Sellers and their accountants shall have the right to review the work papers of Buyer utilized in preparing the Preliminary Statement and shall have full access to the

                                     - 12 -

   books, records, properties and personnel of Buyer for purposes of verifying the accuracy and fairness of the presentation of Net Working Capital in the
   Preliminary Statement. The Preliminary Statement shall be binding on Sellers, unless Metaldyne presents to Buyer written notice of disagreement within 30 days after receipt of the Preliminary Statement specifying in reasonable detail the nature and extent of the disagreement.

     (d) If Buyer and Sellers are unable to resolve any such disagreement within
   15 days after Buyer received notice of such disagreement, the disagreement shall be referred for final determination to an independent accounting firm as the parties shall mutually designate. The accounting firm so designated to make the final determination is hereinafter referred to as the "INDEPENDENT
   ACCOUNTANTS."

     (e) Net Working Capital shall be deemed to have been finally determined upon the first to occur of (i) written acceptance of the Preliminary
   Statement by Metaldyne, (ii) Metaldyne's failure to object thereto within 30 days of receipt thereof, or (iii) notification by the Independent Accountants of their final determination thereof.

     (f) The fees and disbursements of the accountants of Buyer shall be paid by
   Buyer. The fees and disbursements of Sellers' accountants shall be paid by
   Sellers. The fees and disbursements of the Independent Accountants incurred pursuant to this Section 3.3 shall be borne equally, one-half by Sellers and one-half by Buyer.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each Seller, jointly and severally, represents and warrants to Buyer that, except as set forth in any disclosure schedule delivered by the Sellers to Buyer immediately prior to execution of this Agreement:

     SECTION 4.1. CORPORATE EXISTENCE AND POWER. Each Seller is a corporation or limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all organizational powers and governmental licenses, authorizations, permits, consents and approvals required to carry on the Acquired Business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material
Adverse Effect. Each Seller is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not be reasonably expected to have, individually or in the aggregate, a Material
Adverse Effect.

     SECTION 4.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Sellers of this Agreement and the consummation by Sellers of the Transactions

                                     - 13 -

are within the Sellers' organizational powers and have been duly authorized by all necessary organizational action on the part of the Sellers. This Agreement constitutes a valid and binding agreement of each Seller enforceable against each Seller in accordance with its terms except (i) to the extent enforceability may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors' rights generally and (ii) to the extent enforceability may be limited by general equity principles.

     SECTION 4.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Sellers of this Agreement and the consummation by the Sellers of the Transactions require no action by or in respect of, or filing with, or notification or reporting to, any Governmental Authority, other than any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 4.4. NON-CONTRAVENTION. The execution, delivery and performance by the Sellers of this Agreement and the consummation of the Transactions by the
Sellers do not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or by-laws of the Sellers, (ii) contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (iii) except as set forth on
Schedule 4.4, require any consent or other action by any Person under, constitute a default under or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Acquired Business is entitled under any provision of any agreement or other instrument binding upon any Seller or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the Acquired Business or (iv) result in the creation or imposition of any Lien on any of the Purchased Assets, except for such contraventions, conflicts and violations referred to in clause (ii) and except for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes or losses referred to in clause (iii) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 4.5. ABSENCE OF CERTAIN CHANGES. Since December 31, 2002, except in connection with the Transactions, the Acquired Business has been conducted in the ordinary course consistent with past practices and there has not been:

     (a) any creation or other incurrence by any Seller of any Lien on any asset that is material to the Acquired Business, taken as a whole, other than in the ordinary course of business consistent with past practices;

     (b) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Acquired Business that has or could be reasonably expected to have, individually or in the aggregate, a Material Adverse
   Effect; or

     (c) any loss of any material supplier or customer of the Acquired Business.

                                     - 14 -

     SECTION 4.6. COMPLIANCE WITH LAWS AND COURT ORDERS. The Acquired Business
is, and since January 1, 2002 has been, in compliance with any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that have not had and would not be reasonably expected to have, individually or in the aggregate, a Material
Adverse Effect.

     SECTION 4.7. LITIGATION. There is no Action, suit, investigation or proceeding pending against, or, to the knowledge of the Sellers, threatened against, any Seller, in either case, with respect to the Acquired Business, any of the Purchased Assets or any of the Assumed Liabilities before any court or arbitrator, or before or by any Governmental Authority, that would reasonably be expected to have, individually or in the aggregate, together with all other such
Actions, suits, investigations or proceedings, a Material Adverse Effect.

     SECTION 4.8. FINDERS' FEE. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of any Seller or any of their respective Subsidiaries that might be entitled to any fee or commission from Buyer, or any of its Affiliates in connection with the Transactions.

     SECTION 4.9. EMPLOYEE BENEFIT PLANS. (a) Copies of all written Benefit
Plans, summary plan descriptions, trust agreements, actuarial valuation reports and the most recent annual return and IRS determination letters have been made available to Buyer.

     (b) Except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect:

     (i) each Benefit Plan has at all times been maintained and administered in all respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code. Each Benefit Plan intended to qualify under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code, and the Sellers know of no fact or circumstance giving rise to a material likelihood that any Benefit Plan would not be treated as so qualified by the IRS;

     (ii) all required contributions to any Benefit Plans that are "defined benefit pension plans" required to be made by any Seller or any of its
   Subsidiaries in accordance with Section 302 of ERISA or Section 412 of the
   Code have been timely made; there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Benefit Plan; and no Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code;

     (iii) no "reportable event" (within the meaning of Section 4043 of ERISA)
   has occurred with respect to any Benefit Plan or any Plan maintained by an
   ERISA Affiliate since the effective date of said Section 4043;

                                     - 15 -

     (iv) no liability has been incurred or is expected to be incurred by any
   Seller or any of its Subsidiaries under Title IV of ERISA with respect to any
   Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to during the 5 year period prior to the Closing
   Date by any ERISA Affiliate;

     (v) none of the Benefit Plans are Multiemployer Plans;

     (vi) neither the Sellers nor any of their ERISA Affiliates has incurred any liability for any tax imposed under Sections 4971 through 4980E of the Code or civil liability under Section 502(i) or (l) of ERISA; and

     (vii) no action (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or, to the knowledge of the
   Sellers, threatened against or with respect to any Benefit Plan.

     SECTION 4.10. FINANCIAL STATEMENTS. The Acquired Business Balance Sheet in
accordance with the Applicable Accounting Principles and the unaudited statement of profit and loss for the Acquired Business for the three months ended March
31, 2003 have been prepared in accordance with the Applicable Accounting
Principles and accurately reflect the financial position and results of operations of the Acquired Business, as of and for the period then ended.

     SECTION 4.11. NO LIABILITIES. Except for the Liabilities incurred subsequent to the date of the Acquired Business Balance Sheet in the ordinary course of operation of the Acquired Business, there are no liabilities or obligations of the Acquired Business of the type required to be disclosed or provided for on the Acquired Business Balance Sheet in accordance with the
Applicable Accounting Principles that have not been disclosed on the Acquired
Business Balance Sheet. Except for Liabilities reflected on the Acquired
Business Balance Sheet or incurred subsequent to the date thereof in the ordinary course of operation of the Acquired Business, there are no Liabilities of the Acquired Business that would individually or in the aggregate have a
Material Adverse Effect.

     SECTION 4.12. TITLE TO ASSETS. At the Closing, Metaldyne and its
Subsidiaries own outright and have good title to all of the Purchased Assets. At the Closing, the Buyer will acquire all of the right, title and interest in the
Purchased Assets, free and clear of any Liens. To the knowledge of the Sellers, each of the Assumed Contracts is in full force and effect and constitutes a legal, valid and binding obligation of each party thereto, enforceable against each party thereto in accordance with its terms.

     SECTION 4.13. DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. The
Sellers do not make, and have not made, any representations or warranties in connection with the Transactions other than those expressly set forth herein. It is understood that any data, any financial information or any memoranda or offering materials or presentations are not and shall not be deemed to be or to include representations or warranties of Sellers. Except as expressly set forth herein, no Person has been authorized by any Seller to make any representation or war-

                                     - 16 -

ranty relating to any Seller or the Acquired Business or otherwise in connection with the Transactions and, if made, such representation or warranty may not be relied upon as having been authorized by any Seller.

                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Sellers that:

     SECTION 5.1. CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of
Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to perform its obligations with respect to the Transactions.

     SECTION 5.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the consummation of the Transactions are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms except
(i) to the extent enforceability may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors'
rights generally and (ii) to the extent enforceability may be limited by general equity principles.

     SECTION 5.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the
Transactions require no action by or in respect of, or filing with, or notification or reporting to, any Governmental Authority other than any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, an effect which is materially adverse to the ability of Buyer to consummate the Transactions.

     SECTION 5.4. NON-CONTRAVENTION. The execution, delivery and performance by
Buyer of this Agreement and the consummation by Buyer of the Transactions do not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or by-laws of Buyer, (ii)
contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Buyer is entitled under any provision of any agreement or other instrument binding upon Buyer or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of
Buyer or (iv) result in the creation or imposition of any Lien on any asset of
Buyer, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses

                                     - 17 -

or Liens referred to in clauses (iii) and (iv) that would not be reasonably expected to materially impair the ability of Buyer to consummate the
Transactions.

     SECTION 5.5. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any of Buyer's Subsidiaries that might be entitled to any fee or commission from any Seller or any of their Affiliates in connection with the
Transactions.

                                  ARTICLE VI.

                            COVENANTS OF THE SELLERS

     Sellers agree that:

     SECTION 6.1. CONDUCT OF THE ACQUIRED BUSINESS. Except as contemplated by this Agreement or as expressly agreed to in writing by Buyer, during the period from the date of this Agreement to the Closing Date, Sellers shall operate the
Acquired Business according to its ordinary and usual course of business and consistent with past practice and use all commercially reasonable efforts to preserve intact with respect to the Acquired Business, its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with it and preserve goodwill. Without limiting the generality of the foregoing, and except as (x) otherwise expressly provided in this Agreement or (y) required by law, prior to the Closing Date, Sellers shall not, without the consent of Buyer:

     (a) sell, lease, license or otherwise dispose of any material amount of assets, securities or property of the Acquired Business, taken as a whole, except pursuant to existing contracts or commitments or otherwise in the ordinary course consistent with past practice;

     (b) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Acquired
   Business;

     (c) incur any Lien on any Purchased Asset;

     (d) settle or compromise any material litigation (whether or not commenced prior to the date of this Agreement) relating to the Acquired Business or settle, pay or compromise any material claims not required to be paid relating to the Acquired Business, other than, in each case, relating to
   Taxes;

     (e) make any change with respect to management of inventory for the
   Acquired Business;

                                     - 18 -

     (f) (i) take any action that would make any representation and warranty of
   Sellers hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (ii) omit to take any action necessary to prevent any such representation or warranty from being materially inaccurate in any respect at any such time; or

     (g) authorize, or commit or agree to take, any of the foregoing actions.

     SECTION 6.2. ACCESS TO INFORMATION. From the date of this Agreement until the Closing Date, Sellers agree to and to cause the Acquired Business and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "SELLER REPRESENTATIVES") to give Buyer and its officers, employees, counsel, advisors and representatives (collectively, the "BUYER REPRESENTATIVES") reasonable access, upon reasonable notice and during normal business hours, to the offices and other facilities and to the books and records of the Acquired Business and shall cause the Seller
Representatives to furnish Buyer and the Buyer Representatives with such financial and operating data and such other information with respect to the
Acquired Business as Buyer may from time to time reasonably request.

     SECTION 6.3. REPORTS. During the period from the date of this Agreement to the Closing Date, Sellers shall provide Buyer with monthly financial statements of the Acquired Business in the existing reporting format (balance sheet, income statement and, if available, notes thereto), no later than the fifteenth
Business Day following the end of each calendar month following the date of this
Agreement.

     SECTION 6.4. CONSULTATION WITH BUYER. During the period from the date of this Agreement to the Closing Date, Sellers shall consult with Buyer prior to entering into any contract with respect to the Purchased Assets, Assumed
Liabilities or Transferred Employees that has a duration of over 90 days or that would be reasonably likely to result in payments by or to Buyer in excess of
$250,000. In furtherance of the foregoing, Sellers covenant that they will consult with and provide all relevant documents to Buyer between the date of execution of this Agreement and the Closing Date with respect to all matters relating to communications and negotiations, if any, with the United Automobile
Workers of America Local No. 36 regarding the terms and conditions of employment of the Transferred Employees at the Fittings Facility and procedures for negotiations thereof.

                                  ARTICLE VII.

                         COVENANTS OF BUYER AND SELLERS

     The parties hereto agree that:

     SECTION 7.1. COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, Buyer and Sellers will use all commercially reasonable efforts to take, or cause to be taken, all necessary or appropriate actions and to do, or cause to be done, all

                                     - 19 -

things necessary or appropriate to satisfy the conditions to closing set forth in Article VIII hereof and to consummate the Transactions on the terms and conditions set forth in this Agreement including, without limitation, to use commercially reasonable efforts to obtain any consents necessary to be obtained prior to and after the Closing Date.

     SECTION 7.2. CERTAIN FILINGS. Prior to and after the Closing Date, Buyer and Sellers shall use their commercially reasonable efforts to cooperate with one another in (i) determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions, and (ii)
taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     SECTION 7.3. PUBLIC ANNOUNCEMENTS. Buyer and Sellers shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the consent of the other parties hereto.

     SECTION 7.4. NOTICES OF CERTAIN EVENTS. Buyer and Sellers shall promptly notify the other of:

     (a) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

     (b) any written notice or other written communication from any Governmental
   Authority in connection with the Transactions;

     (c) any Actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Sellers or the Acquired Business that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Section
   4.7 hereof, or that relate to the consummation of the Transactions;

     (d) the occurrence or non-occurrence of any fact or event which would be reasonably likely:

         (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, or

         (ii) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied; and

                                     - 20 -

     (e) any failure of Buyer or any Seller, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

     SECTION 7.5. CONFIDENTIALITY. Prior to the Closing Date and after any termination of this Agreement, Buyer and each Seller will hold, and will use all commercially reasonable efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence all confidential documents and information concerning the other party furnished to it or its Affiliates in connection with the Transactions.

     SECTION 7.6. PLANS.

     (a) Employment Status. Buyer shall employ all of the Employees who are actively employed by the Acquired Business on the Closing Date immediately after giving effect to the Transactions (each such employee being hereafter referred to as a "TRANSFERRED EMPLOYEE"), it being agreed that persons who are on layoff or leave and who have a right to return to work at the Acquired
   Business or who are on short-term (not more than six months) medical disability (including pregnancy leave) who do not thereafter become eligible for long-term medical disability or other authorized leave (such as military, family or other leaves where return to work is subject to statutory requirements) are to be considered Employees who are actively employed, and it is also agreed that persons on long-term medical disability or whose short-term medical disability thereafter becomes a long-term medical disability and persons whose employment has terminated or will terminate prior to the Closing Date without any right to return to work are not to be considered Employees who are actively employed; provided, however, that the provisions of this Section 7.6(a) shall not be construed to limit the ability of the Buyer to terminate any such Employee at any time for any reason. From and after the Effective Time, Buyer shall also assume responsibility to provide Former Employees with disability benefits in the same manner and to the same extent as such Former Employees would have been entitled to receive under Sellers' disability plans and Buyer shall assume the responsibility to provide Transferred Employees and Former Employees with continuing benefits and coverage required, if any, under Section 4980B of the Code and part 6 of
   Subtitle B of Title I of ERISA. Sellers hereby represent and warrant to Buyer that Schedule 7.6(a) hereto contains a true and accurate list of all
   Transferred Employees, and (i) each of their respective compensation arrangements (ii) the date of hire of each such employee; and (iii) any employment, severance or other compensation agreement with any such employee.
   For purposes of this Agreement, the terms "layoff," "right to return to work," "short-term disability," "long-term disability" and "pregnancy leave"
   shall be construed in accordance with the personnel policies of Sellers and the collective bargaining agreements covering Transferred Employees, if applicable, both as in effect as of the date hereof.

                                     - 21 -

     (b) Pension Plans. (i) Effective as of December 31, 2002, except for
   Employees included in the United Auto Workers Hi-Vol Livonia collective bargaining group (the "UNION EMPLOYEES") who participate in the MascoTech,
   Inc. Master Hourly Employees Pension Plan (the "UNION PLAN"), the Transferred
   Employees have ceased to participate in, or accrue any further benefits under, any tax-qualified defined benefit plan of Sellers or their
   Subsidiaries; provided, however, that, to the extent permitted by applicable law, and, except as otherwise elected in subsection (ii) below, the benefits of the Union Employees in the Union Plan shall be increased by crediting the service of such Transferred Employees with Buyer and its Subsidiaries through the earlier of (A) December 31, 2003 and (B) the Plan Effective Date (as
   defined below). Effective as of the Effective Time, except as otherwise provided herein, Buyer shall not have any responsibility for contributing to or under any tax-qualified defined benefit plan maintained by Sellers or their Subsidiaries. Except as otherwise provided below, all assets and liabilities of any tax-qualified defined benefit plan maintained by Sellers or any of their Subsidiaries attributable to any Employee or Former Employee of the Acquired Business shall be retained by Sellers. Notwithstanding the foregoing, if (A) on or before December 31, 2003, Buyer enters into a binding collective bargaining agreement (the "UNION AGREEMENT") with respect to the
   Union Employees; (B) such Union Agreement provides for the Union Employees to participate in a defined benefit pension plan sponsored by Buyer or its
   Subsidiaries (the "BUYER UNION PLAN"); and (C) the Buyer Union Plan credits service with Sellers for purposes of determining benefit accruals for Union
   Employees, then the following subsections (ii), (iii), (iv) and (v) shall apply.

     (ii) Buyer shall, as soon as practicable after entering into the Union
   Agreement, notify Metaldyne thereof and advise Metaldyne as to whether the
   Union Agreement meets the requirements set forth in the last sentence of
   Section 7.6(b)(i) and, if applicable, of the date that is the Plan Effective
   Date. Buyer shall establish or maintain, as of the date the Buyer Union Plan or any other replacement plan becomes effective pursuant to the collective bargaining agreement with the Employees (the "PLAN EFFECTIVE DATE"), a tax-qualified defined benefit plan (the "BUYER'S PENSION PLAN") for Employees and Former Employees participating in the Union Plan. Subject to the transfer of assets described in Section 7.6(b)(iii), the Buyer's Pension Plan shall assume the liabilities as of the Plan Effective Date for the benefits of all
   Employees and Former Employees participating in the Union Plan.

     (iii) On a day which is within 60 days after the later of (i) the date upon which the Buyer delivers to Metaldyne notice that the Buyer's actuaries, pursuant to Section 7.6(b)(v) hereof, have reviewed the calculations of
   Sellers' actuaries and are satisfied that such calculations are in accordance with this Agreement (or have failed to do so within the 60 day period provided for in Section 7.6(b)(v)), or (ii) the day upon which the Buyer delivers to Metaldyne a favorable IRS determination letter or an opinion of the Buyer's counsel, reasonably satisfactory to Metaldyne's counsel, to the effect that the terms of the Buyer's Pension Plan and its related trust qualify, as to form, under Section 401(a) and Section 501(a) of the Code,
   Sellers shall cause the trustee under the Un-

                                     - 22 -

   ion Plan ("SELLERS' TRUSTEE") to transfer to the trustee of the Buyer's
   Pension Plan (the "BUYER'S TRUSTEE") cash assets or such other assets agreeable to the Buyer's Trustee and Sellers' Trustee in an amount equal to the amount necessary to satisfy the applicable requirements of Sections
   414(1) and 401(a)(12) of the Code, computed based on the actuarial assumptions used by Sellers for financial disclosure purposes for the most recently completed fiscal year ending on or before the date of such transfer.

     (iv) The amount transferred pursuant to Section 7.6(b)(iii) shall be adjusted for investment earnings or losses of the trust in which the Union
   Plan assets are held for the period between the Plan Effective Date and the actual date of transfer and reduced by the amount of any benefit payments actually paid from such plan to Employees and Former Employees during such period and a proportionate share of administrative expenses for such period if such administrative expenses are properly chargeable (and are actually charged) to the Union Plan. Sellers shall estimate such earnings as of the actual date of transfer and then within 90 days of the actual date of transfer, Sellers shall cause Sellers' Trustee to remit to the Company's
   Trustee or the Buyer shall cause the Buyer's Trustee to remit to Sellers'
   Trustee, as appropriate, an amount equal to the difference between the actual rate of earnings for such period and the estimated amount transferred as of the actual date of transfer (such difference to be adjusted for investment earnings at the State Street Bank short-term rate for the period between the actual date of transfer and the date such difference is paid to Sellers'
   Trustee or the Buyer's Trustee). Notwithstanding anything in this Section
   7.6(b) to the contrary, following the Plan Effective Date and until the date of the respective transfers of assets to trusts under the Buyer's Pension
   Plan, Sellers shall cause Sellers' Trustee to continue to provide benefits to plan participants in accordance with the terms of the Union Plan to the extent that such benefits have accrued on or before the Plan Effective Date.
   To the extent that benefits have accrued after the Plan Effective Date, following the transfer of assets pursuant to Section 7.6(b)(iii), the Buyer shall pay such benefits to plan participants (retroactively, if applicable)
   in accordance with the terms of the Buyer's Pension Plan.

     (v) The assets caused to be transferred pursuant to Section 7.6(b)(iii)
   shall be calculated by Sellers' actuary, and shall be subject to review by the Buyer's actuary for the purpose of confirming that the calculation was made in accordance with (i) the actuarial assumptions and methods set forth in this Section 7.6(b) and (ii) generally accepted actuarial practice. As soon as practicable after receiving the notification from Buyer referred to in Section 7.6(b)(ii), Sellers shall provide the Buyer with a detailed summary of the calculations described in this Section 7.6(b) and any back-up data reasonably requested by Buyer. If the Buyer or the Buyer's actuary do not notify Metaldyne to the contrary within 60 days after the delivery to
   Buyer of such detailed summary and data, the calculations of Sellers' actuary pursuant to this Section 7.6(b) shall be deemed to be final, conclusive and binding on the parties. If, however, Buyer notifies Metaldyne in writing within such period that it and its actuary believe that the calculations were not prepared in accordance with the requirements of this Section 7.6(b) and such notice specifies (i) the precise items of the calculations challenged,
   (ii) the basis of the challenge

                                     - 23 -

   and (iii) the amount of the adjustment they propose with respect to each such item, the parties will then attempt to resolve their differences with respect thereto. If the parties are unable to resolve their dispute within 30 days after the date the Buyer notifies Metaldyne of the disputed items, the disputed items shall be referred to an international benefits consulting firm
   (the "ACTUARY FIRM") mutually acceptable to Buyer and Sellers. Sellers and
   Buyer shall request that the Actuary Firm resolve such disputes and report to
   Sellers and Buyer upon such remaining disputed items within 45 days after such referral. The decision of the Actuary Firm shall be final, conclusive and binding on the parties hereto. The fees and expenses of the Actuary Firm in conducting this assignment shall be borne equally by Sellers on the one hand and Buyer on the other.

     (c) Defined Contribution Plan. As soon as practical after the Closing Date,
   Sellers shall cause the trustee of Sellers' defined contribution plans listed on Schedule 7.6(c) hereof ("SELLERS' SAVINGS PLANS") to transfer all of the assets and liabilities thereof attributable to Employees and Former Employees of the Acquired Business to one or more defined contribution plans maintained by Buyer. Unless otherwise agreed by Sellers and Buyer, the assets to be transferred shall be cash and promissory notes for loans made to Employees and Former Employees of Buyer under the terms of the Sellers' Savings Plans.
   Sellers shall be responsible for making contributions to Sellers' Savings
   Plans for Employees and Former Employees for all periods prior to the
   Effective Time but not thereafter.

     (d) Severance and Other Liability. Buyer shall pay an amount to Sellers equal to the sum of (i) the excess of the "accumulated benefit obligation" of each of the MascoTech, Inc. Pension Plan and MascoTech, Inc. Master Hourly
   Employees Pension Plan attributable to Employees and Former Employees, over the amount of assets of each such plan attributable to Employees and Former
   Employees, all calculated as of the Effective Time, and (ii) the FAS 87 service cost resulting from Sellers' agreement to credit additional service and compensation set forth in Section 7.6(b)(i) hereof (determined using the actuarial assumptions and methods utilized by Sellers in determining the service cost for such plans). Such "accumulated benefit obligation" for each such plan shall be computed using a discount rate of 6.75%, compounded annually and the other actuarial assumptions and methods utilized by Sellers in determining the "accumulated benefit obligation" of such plans for FAS 87 purposes as of the Effective Time. The amount of plan assets allocable to the
   Employees and Former Employees shall be determined by multiplying the actual fair market value of the assets of each plan at the Effective Time by a fraction, the numerator of which is the "accumulated benefit obligation"
   (determined as set forth above) of the applicable plan attributable to the
   Employees and Former Employees (the "BUYER'S ABO"), and the denominator of which is the sum of the Buyer's ABO and the "projected benefit obligation"
   (computed using a discount rate of 6.75%, compounded annually and the other actuarial assumptions and methods utilized by Seller in determining the
   "projected benefit obligation" of such plans for FAS 87 purposes as of the
   Effective Time) attributable to participants and former participants in the plan other than the Employees and Former Employees. The computations shall be made by Sellers'

                                     - 24 -

   actuary, and they shall be subject to review in accordance with the procedure set forth in Section 7.6(b)(v) above. Following final agreement on the calculations described herein, Sellers shall remit to the Buyer or the Buyer shall remit to Sellers, as appropriate, an amount equal to the difference between the actual amount owed and the estimated amount transferred as of
   Closing Date (such difference to be adjusted for investment earnings at the
   State Street Bank short-term rate for the period between the Closing Date and the date such difference is paid to Seller or Buyer).

     (e) Worker's Compensation Claims. The Buyer shall assume liability for all suits, claims, proceedings and actions pending as of or commenced after the
   Effective Time resulting from actual or alleged harm or injury to Employees or Former Employees regardless of when the incident or accident giving rise to such liability occurred or occurs. Buyer shall make all necessary arrangements to assume all worker's compensation claim files, whether open or closed, as of the Effective Time, and Buyer shall make the necessary arrangements for assuming the continued management of such liabilities.

     (f) Welfare Benefit Plans. (i) Coverage for all Transferred Employees and
   Former Employees (the "COVERED EMPLOYEES") and their respective eligible dependents under the welfare benefit plans (as defined in Section 3(1) of
   ERISA) maintained by the Sellers or their Affiliates for the benefit of
   Employees prior to the Closing Date (the "SELLER WELFARE PLANS") shall terminate effective as of the Effective Time. Subject to the satisfaction of any conditions, limitations or waiting periods referred to in subsection (ii)
   below, the welfare benefit plans (as defined in Section 3(1) of ERISA)
   maintained by Buyer or its Affiliates (the "BUYER WELFARE PLANS") shall provide coverage and benefits to such Covered Employees (and the eligible dependents of such Covered Employees) in substantially the same manner as provided by seller prior to the Effective Time. The Seller Welfare Plans shall be liable only for claims incurred prior to the Effective Time, and the
   Buyer shall be liable for any claims incurred by Covered Employees (and the eligible dependents of such Covered Employees) after the Effective Time. The
   Covered Employees shall be entitled to apply deductibles and out of pocket payments expended for covered medical and dental expenses under the Seller
   Welfare Plans in the plan fiscal year ending December 31, 2003, to the deductibles and out of pocket maximums under the Buyer Welfare Plans, if any, for the plan fiscal year which ends on December 31, 2003. If requested by the
   Buyer, the Sellers shall furnish the Buyer with a schedule setting forth the deductibles and out of pocket maximums for each Covered Employee. The Seller
   Welfare Plans shall be liable only for claims incurred prior to or as of the
   Effective Time, and the Sellers shall be liable for any claims incurred by
   Covered Employees (and the eligible dependents of such Covered Employees)
   under the Buyer Welfare Plans after the Effective Time.

     (ii) No pre-existing condition limitations, exclusions or waiting periods applicable with respect to life and accident death and dismemberment insurance, disability, sickness and accident and medical benefits under the
   Buyer Welfare Plan shall apply to

                                     - 25 -

   the Covered Employees to the extent that such limitations, exclusions or waiting periods exceed those in effect under the Seller Welfare Plans as of the Effective Time.

     (g) To the extent that Buyer or Sellers are unable to, with reasonably diligent effort and at reasonable expense, perform their obligations in the manner contemplated by this Section 7.6, Buyer and Sellers shall cooperate in order to achieve the most economic transfer reasonably practicable and Buyer on the one hand and Sellers on the other agree to indemnify each other for any incremental expenses incurred by the other as a result of any accommodation by either such party from the respective responsibilities assigned to the parties by this Section 7.6.

     SECTION 7.7. INFORMATION; COOPERATION. If after the Closing, in order properly to prepare documents or reports required to be filed with Governmental
Authorities or financial statements, it is necessary that Buyer or Sellers be furnished with additional information relating to the Acquired Business and such information is in possession of any party hereto, such party will use its reasonable efforts to furnish, or cause to be furnished, such information to the party requesting information.

     SECTION 7.8. FURTHER ASSURANCES. In case at any time after the Closing Date any further action is necessary or desirable to fully and effectively transfer the benefits of the Purchased Assets to Buyer and to fully and effectively provide for the assumption of the Assumed Liabilities by Buyer or otherwise to carry out the purposes of this Agreement, the proper officers and directors of
Buyer and Sellers shall execute such further documents (including assignments, acknowledgments and consents and other instruments of transfer) and shall take and cause their respective employees and agents to take such further actions as may be necessary or desirable in order to carry out the intent of this
Agreement.

                                 ARTICLE VIII.

                     CONDITIONS TO OBLIGATIONS OF EACH PARTY

     The obligations of Buyer and Sellers to consummate the Transactions are subject to the satisfaction of the following conditions:

     (a) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing;

     (b) no court, arbitrator or Governmental Authority shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Closing or the effective operation of any material portion of the Acquired Business after the Closing Date;

                                     - 26 -

     (c) all licenses, permits, qualifications, consents, waivers, approvals, authorizations or orders required to permit the consummation of the Closing shall have been obtained and made, except where the failure to receive such licenses, permits, qualifications, consents, waivers, approvals, authorizations or orders, individually or in the aggregate with all other such failures, would not be reasonably expected to have a Material Adverse
   Effect (either before or after giving effect to the Transactions).

     SECTION 8.2. CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of
Buyer to consummate the Closing are subject to the satisfaction of the following further conditions:

     (a) (i) Sellers shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the
   Closing, (ii) the representations and warranties of Sellers contained in this
   Agreement and in any certificate or other writing delivered by Sellers pursuant hereto that are qualified by materiality or Material Adverse Effect shall be true, and all other such representations and warranties of Seller shall be true in all material respects, in each case at and as of the Closing
   Date as if made at and as of the Closing Date (except to the extent that a representation or warranty expressly speaks as of a specified date or period of time), and (iii) Buyer shall have received a certificate signed by a duly authorized officer of Metaldyne to the foregoing effect; and

     (b) all actions shall have been taken, or consents obtained, with respect to permits, licenses, authorizations and contracts relating to the Purchased
   Assets such that the Closing of the Transactions will not constitute a default under or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Buyer would be entitled under any provision of any agreement or other instrument to be transferred to Buyer hereby or relating to the
   Acquired Business except for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes or losses that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

     (c) Buyer shall have obtained debt or equity financing on terms and conditions reasonably satisfactory to it sufficient to pay the Purchase Price and related fees and expenses; and

     (d) Buyer shall have received the Buyer Fairness Opinion in form and substance reasonably satisfactory to Buyer and such opinion shall be in full force and effect as of the Closing Date.

     SECTION 8.3. CONDITIONS TO THE OBLIGATIONS OF SELLERS. The obligations of
Sellers to consummate the Closing are subject to the satisfaction of the following further conditions:

                                     - 27 -

     (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the
   Closing, (ii) the representations and warranties of Buyer contained in this
   Agreement and in any certificate or other writing delivered by Buyer pursuant hereto that are qualified by materiality shall be true, and all other such representations or warranties of Buyer shall be true in all material respects, in each case at and as of the Closing Date as if made at and as of the Closing Date (except to the extent that a representation or warranty expressly speaks as of a specified date or period of time), and (iii) Sellers shall have received a certificate signed by a duly authorized officer of
   Buyer to the foregoing effect;

     (b) the Transactions shall have been approved in accordance with the terms of the Seller Shareholder Agreement; and

     (c) Sellers shall have received the Seller Fairness Opinion in form and substance reasonably satisfactory to Seller and such opinion shall be in full force and effect as of the Closing Date.

                                  ARTICLE IX.

                            OBLIGATIONS AFTER CLOSING

     SECTION 9.1. INDEMNIFICATION.

     (a) Indemnification by Sellers. Subject to the other provisions of this
Article VIII, Sellers shall jointly and severally indemnify Buyer and its directors, officers, managers, members, employees and agents (collectively, the
"BUYER INDEMNIFIED PARTIES") from and against and shall reimburse such Buyer
Indemnified Parties in respect of any and all Losses resulting from or arising out of (i) any Excluded Liabilities (whether arising prior to or after the
Closing), (ii) the failure of Sellers to perform any of their obligations under this Agreement in any material respect or any breach of any representation or warranty of Sellers in this Agreement, (iii) all Liabilities arising out of the business, operations and assets of Sellers' and their Subsidiaries after the
Closing and (iv) the breach of any representation, warranty or covenant of
Metaldyne LLC in the Fittings Facility Sublease.

     (b) Indemnification by Buyer. Except as otherwise provided in Sections 7.6 and subject to the other provisions of this Article 8, Buyer shall indemnify
Sellers, their Subsidiaries and their present and former directors, officers, managers, members, employees and agents (collectively, the "SELLER INDEMNIFIED
PARTIES") from and against and shall reimburse such Seller Indemnified Parties in respect of any and all Losses resulting from or arising out of (i) any of the
Assumed Liabilities (whether arising prior to or after the Closing), (ii) the failure of Buyer to perform any of its obligations under this Agreement in any material respect or any breach of any representation or warranty of Buyer in this Agreement, and (iii) all Liabilities arising out of the business, operations and assets of Buyer and its Subsidiaries after the Closing.

                                     - 28 -

     SECTION 9.2. PROCEDURES. The party seeking indemnification under Section
9.1 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 9.1 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

     SECTION 9.3. LIMITATIONS ON INDEMNIFICATION. (a) Sellers shall have no obligation to indemnify any Buyer Indemnified Party from and against any Losses until the aggregate Losses suffered by all Buyer Indemnified Parties exceed
$25,000, at which time Sellers shall be liable to the Buyer Indemnified Parties for the entire amount of all aggregate Losses suffered by all Buyer Indemnified
Parties.

     (b) Buyer shall have no obligation to indemnify any Seller Indemnified
Party from and against any Losses until the aggregate Losses suffered by all
Seller Indemnified Parties exceed $25,000, at which time Buyer shall be liable to the Seller Indemnified Parties for the entire amount of all aggregate Losses suffered by all Seller Indemnified Parties.

     (c) There shall be no time limit on claims under this Agreement.

     (d) The liability of Sellers or Buyer under this Article VIII shall be reduced by an amount equal to (i) any net Tax Benefit realized by the
Indemnified Party (resulting from any Loss suffered by the Indemnified Party that forms the basis of the Indemnifying Party's obligation hereunder), giving effect to any Tax liabilities of the Indemnified Party arising as a result of any payments made by an Indemnifying Party with respect to such claim for indemnification; and (ii) the value of any insurance benefit realized by the
Indemnified Party in connection with any Loss suffered by such Person that forms the basis of the Indemnifying Party's obligation hereunder. Buyer and each
Seller shall use its commercially reasonable efforts to pursue any insurance benefits covering any Loss suffered by any Indemnified Party that forms the basis of such Indemnified Party's claim against such Indemnifying Party.

     (e) Each party agrees that from and after the Closing, its sole remedy with respect to any claims for money damages relating to the Transactions or the subject matter of this Agreement shall be pursuant to the express indemnification provisions set forth in this Agreement.

                                     - 29 -

                                   ARTICLE X.

                                   TERMINATION

     SECTION 10.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual written agreement of Buyer and Metaldyne; or

     (b) by either Buyer or Metaldyne, if:

         (i) the Closing has not been consummated on or before June 30, 2003
     (the "END DATE"), provided that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Transactions to be consummated by such time;

         (ii) there shall be any law or regulation that makes consummation of the Transactions illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining Buyer or any Seller from consummating the
     Transactions is entered and such judgment, injunction, order or decree shall have become final and nonappealable; or

     (c) by Buyer, if a breach of or failure to perform any representation, warranty, covenant or agreement set forth in this Agreement shall have occurred that would cause the condition set forth in Section 8.2(a) hereof not to be satisfied, and such condition is incapable of being satisfied by the End Date; or

     (d) by Metaldyne, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Buyer set forth in this
   Agreement shall have occurred that would cause the condition set forth in
   Section 8.3(a) hereof not to be satisfied, and such condition is incapable of being satisfied by the End Date.

     The party desiring to terminate this Agreement pursuant to this Section
10.1 (other than pursuant to Section 10.1(a)) shall give notice of such termination to the other parties.

     SECTION 10.2. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.1 hereof, this Agreement shall become void and of no effect without liability of any party (or any stockholder, member, manager, director, officer, employee, agent, consultant or representative of such party)
to the other parties hereto. The provisions of Sections 7.5, 11.6 and 11.7 shall survive any termination hereof pursuant to Section 10.1.

                                     - 30 -

                                   ARTICLE XI.
                                  MISCELLANEOUS

     SECTION 11.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Buyer, to:

          TriMas Corporation
          39400 North Woodward Avenue, Suite 130
          Bloomfield Hills, Michigan  48304
          Fax:     (248) 631-5455
          Attn:    General Counsel

     if to any Seller, to it, care of:

          Metaldyne Corporation
          47603 Halyard Drive
          Plymouth, Michigan  48170
          Fax:     (734) 207-6729
          Attn:    General Counsel

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m., and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     SECTION 11.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The
representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the
Closing Date of this Agreement, except for the agreements set forth in Sections
2.1, 2.2, 2.4, 7.4, 7.5, 7.6, 7.7, 7.8, Article IX and Article XI.

     SECTION 11.3. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                                     - 31 -

     SECTION 11.4. EXPENSES. Except as otherwise provided for in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 11.5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Buyer may transfer or assign, from time to time in whole or in part, to one or more of its
Subsidiaries, the right to purchase the Purchased Assets, employ the Transferred
Employees and assume the Assumed Liabilities hereunder, but any such transfer or assignment will not relieve Buyer of its obligations owed hereunder to Sellers
(it being understood, however, that Buyer shall not have any obligation to any third party with respect to any assets, liabilities or employees assigned by it prior to the Closing). Any such assignee shall, by virtue of purchasing the
Purchased Assets, be deemed to have made severally, with respect to itself, the representations and warranties set forth in Article V hereof.

     SECTION 11.6. GOVERNING LAW. The validity, construction and effect of this
Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

     SECTION 11.7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING
ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

     SECTION 11.8. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     SECTION 11.9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this
Agreement and supersedes agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Exhibits referred to herein are incorporated by reference herein and shall constitute a part of this Agreement.

     SECTION 11.10. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 11.11. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void

                                     - 32 -

or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the Transactions be consummated as originally contemplated to the fullest extent possible.

                                     - 33 -

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        TRIMAS CORPORATION

                                        By:  /s/ Todd R. Peters
                                             --------------------------------
                                             Name:  Todd R. Peters
                                             Title:  Executive Vice President

                                        METALDYNE CORPORATION

                                        By:  /s/ Karen A. Radtke
                                             --------------------------------
                                             Name:  Karen A. Radtke
                                             Title: Treasurer

                                        METALDYNE COMPANY LLC

                                        By:  /s/ Karen A. Radtke
                                             --------------------------------
                                             Name:  Karen A. Radtke
                                             Title: Vice President and Treasurer

                                     - 34 -

                                    EXHIBIT A

                       FORM OF FITTINGS FACILITY SUBLEASE

     THIS SUBLEASE is made and entered into as of this 9th day of May, 2003, by and between Metaldyne Company LLC, a Delaware limited liability company
("LANDLORD"), and __________ a Delaware limited liability company ("TENANT").

1. DEFINITIONS.

A. Premises: That certain land (the "LAND") situated in the City of Livonia,
County of Wayne and State of Michigan and more particularly described in Annex 1 attached hereto, together with a building containing approximately 60,390 square feet (the "BUILDING") and all other existing and future improvements and rights described in the Prime Lease as the "DEMISED PREMISES."

B. Tenant's Address (for notices): 39400 Woodward Avenue, Suite 130, Bloomfield
Hills, MI 48304.

C. Landlord's Address (for notices): 47603 Halyard Drive, Plymouth, Michigan
48170, Attn: Chief Financial Officer.

D. Prime Landlord: Kojaian MD Livonia, L.L.C.

E. Prime Landlord's Address (for notices): c/o Kojaian Management Corporation,
39400 Woodward Avenue, Suite 250, Bloomfield Hills, Michigan 48304, Attn: C.
Michael Kojaian.

F. Prime Lease and all amendments thereto: Lease dated, January 23, 2002, by and between Prime Landlord and Landlord, and all amendments, amendments and restatements and supplements thereto, in accordance with the provisions of this
Sublease.

G. Master Lease: That certain Master Lease Agreement referenced in the Prime
Lease, as amended by that certain Amendment to Master Lease Agreement, dated
June 6, 2002, and all further amendments, amendments and restatements and supplements thereto, in accordance with the provisions of this Sublease.

H. Term: For the remainder of the term of the Prime Lease (including all renewal terms exercised pursuant to the provisions of the Prime Lease), minus one (1)
day.

I. Commencement Date: The Effective Time (as defined in the Asset Purchase
Agreement).

J. Termination Date: One (1) day less than the term of the Prime Lease, including all renewal terms exercised pursuant to the terms and conditions of this Sublease.

                                     - 35 -

K. Rent: The "RENT," as defined in the Prime Lease, and all other payment obligations of the Landlord under the Prime Lease including but not limited to,
(i) the asset management fee described in Section (a)(i) of the Prime Lease and
(ii) the obligation to pay Taxes and utilities as described in Section 5 of the
Prime Lease.

L. Payee of Rent: The Prime Landlord.

M. Address for Payment of Rent: c/o Kojaian Management Corporation, 39400
Woodward Avenue, Suite 250, Bloomfield Hills, Michigan 48304, Attn: C. Michael
Kojaian.

N. Security Deposit: Forty Three Thousand Five Hundred and Three 00/100 Dollars
($43,503.00) in the form of cash or a letter of credit issued by an "APPROVED
BANK" as defined in the Prime Lease.

O. Tenant's Use: All uses permitted by the Prime Lease.

P. Asset Purchase Agreement: The Asset Purchase Agreement, dated as of May 9,
2003, by and among Trimas Corporation, Metaldyne Corporation and Metaldyne
Company LLC.

Q. Losses: Any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all
Actions (as defined in the Asset Purchase Agreement) and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys', accountants', consultants' and other professionals'
fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct and consequential damages, but excluding punitive damages (other than punitive damages awarded to any third party against an Indemnified Party or a Tenant Indemnified Party).

R. Liabilities: Any and all indebtedness, liabilities or obligations, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including, but not limited to, those arising under any law, rule, regulation, Action (as defined in the Asset Purchase Agreement), order, injunction or consent decree of any Governmental Authority (as defined in the Asset Purchase Agreement) or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

2. PRIME LEASE. Landlord is the tenant under the Prime Lease identified in
Section 1(F), bearing the date specified in Section 1(F). Landlord represents and warrants to Tenant that (a) Landlord has delivered to Tenant a full and complete copy of the Prime Lease, the Master Lease and all amendments thereto, and all other agreements between Prime Landlord and Landlord relating to the leasing, use and occupancy of the Premises, (b) the Prime Lease is, as of the date hereof, in full force and effect and (c) no event of default has occurred under the Prime Lease and, to Landlord's knowledge, no event has occurred and is continuing which would constitute

                                     - 36 -

an event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure.

3. SUBLEASE. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby subleases to the Tenant, and the Tenant accepts from the
Landlord the Premises identified in Section 1(A).

4. TERM AND TERMINATION.

A. The Term of this Lease is identified in Section 1(H). The Commencement Date is identified in Section 1(I). The Termination Date is identified in Section
1(J).

B. This Lease shall terminate in the event of the termination of the Prime
Lease.

5. POSSESSION. Landlord agrees to deliver possession of the Premises on or before the Commencement Date in its condition as of the execution and delivery hereof, reasonable wear and tear excepted. Landlord has made no representations or warranties with respect to the condition of the Premises and Tenant acknowledges that it is leasing the Premises in its "AS IS" condition.

6. TENANT'S USE. The Premises shall be used and occupied only for the Tenant's
Use set forth in Section 1(O).

7. RENT. Beginning on the Commencement Date, Tenant agrees to pay the Rent set forth in Section 1(K) to the Payee specified in Section 1(L),at the address specified in Section 1(M), or to such other payee (which shall be the Landlord or its nominee) or at such other address as may be designated by notice in writing from Landlord to Tenant, without prior demand therefor and without any deduction or setoff whatsoever. During the Term hereof, Rent shall be paid in accordance with the Prime Lease. Tenant's covenant to pay Rent is independent of every other covenant in this Sublease. If Rent is not paid when due, Tenant shall pay, relative to the delinquent payment, an amount equal to the sum which would be payable by Landlord to Prime Landlord for an equivalent default under the Prime Lease. If any installment of Rent provided for herein is not paid when due, Tenant shall pay any late charge or interest obligation required to be paid by Landlord under the Prime Lease.

8. UTILITIES AND SERVICES. Landlord shall not be responsible for providing
Tenant with any utilities or services to the Premises. The Premises shall be provided utilities and services as set forth in the Prime Lease.

9. TENANT'S OBLIGATIONS. Tenant shall at all times perform each and every obligation of Landlord under the Prime Lease during the entire Term of this
Sublease and shall promptly notify Landlord of any material failure to so perform.

                                     - 37 -

10. QUIET ENJOYMENT. Landlord represents that is it has full power and authority to enter into this Sublease. So long as Tenant is not in default in the performance of its covenants and agreements in this Sublease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by
Landlord, or by any person claiming by, through, or under Landlord.

11. TENANT'S INSURANCE. Tenant shall procure and maintain, at its own cost and expense, such liability insurance (including commercial general liability, business automobile liability, workers' compensation and employer's liability)
as is required to be carried by Landlord under the Prime Lease, naming Landlord,
Prime Landlord and Prime Landlord's mortgagee, as additional insureds (except as to Workers' Compensation and Employer's Liability), and in accordance with the requirements of the Prime Lease. Tenant shall also maintain such commercial property insurance, boiler and machinery insurance and business interruption insurance as is required to be maintained by Landlord under the Prime Lease, naming Prime Landlord and its mortgagee as loss payees, where required, and in accordance with the requirements of the Prime Lease. To the extent the Prime
Lease requires Landlord to insure leasehold improvements, then Tenant shall insure such leasehold improvements as are currently located in the Premises, as well as leasehold improvements in the Premises made by Tenant. Tenant shall furnish to Landlord certificates or evidence of insurance (as applicable) of insurance required hereunder prior to Tenant taking possession of the Premises.
Landlord and Tenant each agree to include in any of their "special form" (or other property and casualty) insurance policies the agreement of the issuer thereof that such policy shall not be invalidated by a waiver of claims by the insured against the Landlord or Tenant, as the case may be, and each will furnish evidence thereof to the other. Landlord and Tenant each hereby waive any claim against the other for any loss resulting from any cause, including the negligence of the other, to the extent of the insurance proceeds available therefore or required to be available by the terms of this Sublease.

12. ASSIGNMENT OR SUBLETTING.

A. To the extent provided under the Prime Lease, Tenant shall not (i) assign, convey, mortgage or hypothecate this Sublease or any interest under it, (ii)
allow any transfer thereof or any lien upon Tenant's interest by operation of law, (iii) further sublet the Premises or any part thereof or (iv) permit the occupancy of the Premises or any part thereof by anyone other than Tenant.
Landlord's consent to an assignment of this Sublease or a further sublease of the Premises shall not be unreasonably withheld, conditioned or delayed, and if
Landlord consents thereto, Landlord shall use reasonable efforts to obtain the consent of Prime Landlord if such consent is required to be obtained under the
Prime Lease. Any cost of obtaining Prime Landlord's consent shall be borne by
Tenant.

B. Notwithstanding the provisions of subsection (A) of this Section 12, and only to the extent permitted under Section 13 of the Prime Lease, Tenant may assign its interests herein or further sublet the Premises or any portion thereof, without Landlord's consent and without providing any additional rent to
Landlord, to any entity which, at the time of the initial assignment or sublease, controls, is controlled by or is under common control with Tenant, or any entity result-

                                     - 38 -

ing from the merger or consolidation with Tenant, or to any person or entity which acquires all or substantially all the assets or capital stock of Tenant, in any such case as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of
Tenant under this Sublease in an agreement delivered to Landlord.

C. No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Tenant hereunder shall have been cured.
No permitted assignment or subletting shall relieve Tenant from Tenant's obligations and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

13. MAINTENANCE AND REPAIRS. During the Term hereof, all obligations of Landlord under the Prime Lease for the maintenance, repair and/or replacement of any portion of the Premises shall be the responsibility of the Tenant.

14. FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other casualty affecting the Premises, or of a taking of all or a part of the Building or
Premises under the power of eminent domain, Landlord shall not exercise any right which may have the effect of terminating the Prime Lease without first obtaining the prior written consent of Tenant. In the event Landlord is entitled, under the Prime Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Tenant shall be entitled to such rent abatement. If the Prime Lease imposes on Landlord the obligation to repair or restore leasehold improvements or alterations, Tenant shall be responsible for the repair or restoration of such leasehold improvements or alterations.

15. ALTERATIONS. Tenant may make any alterations in or additions or improvements to the Premises ("ALTERATIONS"), but only after obtaining Landlord's and Prime
Landlord's written consent if and to the extent such consent is required to be obtained by Landlord under the Prime Lease. Tenant shall make Alterations in compliance with all of the covenants of Landlord contained in the Prime Lease pertaining to the performance of such Alterations. In addition, Tenant shall indemnify, defend and hold harmless Landlord against liability, loss, cost, damage, liens and expense imposed on Landlord arising out of the performance of
Alterations by Tenant.

16. SURRENDER. Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with all improvements thereon, only to the extent required under the Prime Lease, to Landlord in the condition required under the Prime Lease and pursuant to the requirements of the
Prime Lease, including the removal of any alterations made by Landlord or
Tenant, to the extent Prime Landlord requires their removal.

17. REMOVAL OF TENANT'S PROPERTY. Upon the expiration of this Sublease, Tenant shall remove Tenant's articles of personal property incident to Tenant's business ("TRADE FIXTURES"); provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the

                                     - 39 -

installation thereof. If Tenant does not remove Tenant's Trade Fixtures from the
Premises prior to the expiration or earlier termination of the Term, Landlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Premises as aforesaid) and dispose thereof or deliver the same to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, restoration, delivery or warehousing to Landlord on demand, or Landlord may treat said Trade Fixtures as having been conveyed to Landlord with this Sublease as a bill of sale, without further payment or credit by Landlord to Tenant.

18. HOLDING OVER. Tenant shall have no right to occupy the Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Tenant's right to possession in consequence of an Event of
Default hereunder. In the event Tenant or any party claiming by, through or under Tenant holds over, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to
Prime Landlord a daily occupancy charge equal to five percent (5%) of the Basic
Rental (as defined in the Prime Lease) for the last lease year (plus all other charges payable by Tenant under this Sublease) from each day from the expiration or termination of this Sublease until the date the Premises are delivered in the condition required herein, and Landlord's right to damages for such illegal occupancy shall survive

19. ENCUMBERING TITLE. Tenant shall not do any act which shall in any way encumber the title of Prime Landlord in and to the Premises, nor shall the interest or estate of Prime Landlord or Landlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law, by virtue of any express or implied contract by Tenant or by reason of any other act or omission of Tenant. Any claim to, or lien upon the Premises arising from any act or omission of Tenant shall accrue only against the subleasehold estate of
Tenant and shall be subject and subordinate to the paramount title and rights of
Prime Landlord in and to the Premises and the interest of Landlord in the
Premises leased pursuant to the Prime Lease. Without limiting the generality of the foregoing, Tenant shall not permit the Premises to become subject to any mechanic's or other lien, charge or order for the payment of money filed against
Landlord or Prime Landlord as a result of any act or omission of Tenant;
provided, however, that if so permitted under the Prime Lease, Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien; provided further, however, that Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded within thirty (30) days after written notice from Landlord or Prime Landlord to
Tenant of the filing thereof; and Tenant shall indemnify and save and hold harmless Landlord, and if so required by the Prime Lease, Prime Landlord, against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable attorneys' fees, resulting therefrom.

20. INDEMNITY.

A. Tenant agrees to indemnify, forever save and hold Landlord and each of
Landlord's agents, contractors, licensees, employees, managers, members, directors, officers, partners, trustees and invitees (collectively, the
"INDEMNIFIED PARTIES;" each, an "INDEMNIFIED PARTY") harmless from and against any and all Losses which any Indemnified Party may suffer or incur

                                     - 40 -

arising out of or in connection with this Sublease, including, without limitation, (i) Tenant's failure to comply with the provisions of this Sublease;
(ii) Tenant's or Tenant's employees' or Tenant's successors or assigns use of the Premises; (iii) the conduct of Tenant's business, any activity, work or things done, permitted or suffered by Tenant, its agents, contractors, licensees, employees, directors, officers, partners, trustees, successors or assigns (other than work performed by Landlord) in or about the Premises or the
Building (as defined in the Prime Lease); (iv) Tenant's employees nonobservance or nonperformance or any statute, law, ordinance, rule or regulation; (v) any negligence or other wrongful act or omission on the part of Tenant or any of its agents, contractors, licensees, employees, directors, officers, partners, trustees, successors or assigns or (vii) any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof during the Term of this Sublease, except to the extent caused by the negligence or willful misconduct of any Indemnified Party.

B. Landlord agrees to indemnify, forever save and hold Tenant and each of
Tenant's agents, contractors, licensees, employees, managers, members, directors, officers, partners, trustees and invitees (collectively, the "TENANT
INDEMNIFIED PARTIES;" each, a "TENANT INDEMNIFIED PARTY") harmless from and against any and all Losses which any Tenant Indemnified Party may suffer or incur arising out of, (i) Landlord's failure to comply with the provisions of this Sublease; (ii) Landlord's employees nonobservance or nonperformance of any statute, law, ordinance, rule or regulation; (iii) any negligence or other wrongful act or omission on the part of Landlord or any of its agents, contractors, licensees, employees, directors, officers, partners, trustees, successors or assigns or (iv) any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof during the term of this Sublease to the extent caused by the negligence or willful misconduct of Landlord (with respect to a claim against Tenant).

C. The parties hereto acknowledge and agree that any claim for indemnification hereunder and the obligations owed to the Indemnified Party or the Tenant
Indemnified Party, as the case may be, shall be subject to the provisions of
Sections 9.2 and 9.3 of the Asset Purchase Agreement.

21. LANDLORD'S RESERVED RIGHTS. Landlord shall have the same access rights as
Prime Landlord under the Prime Lease.

22. DEFAULTS. Tenant agrees that any one or more of the following events shall be considered Events of Default as said term is used herein:

A. Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within ninety (90) days from the date of the entry or granting thereof; or

                                     - 41 -

B. Tenant shall file any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or Tenant shall institute any proceedings for relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

C. Tenant shall make any assignment for the benefit of creditors or shall file an answer admitting or fail timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or

D. Tenant shall admit in writing its inability to pay its debts as they become due; or

E. A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed or set aside within ninety (90) days from the date of entry or granting thereof; or

F. Tenant shall default in any payment of Rent required to be made by Tenant hereunder when due as herein provided and such default shall continue for more than ten (10) days after notice thereof in writing to Tenant; or

G. Tenant shall default in securing insurance or in providing evidence of insurance as set forth in Section 11 of this Sublease or shall default with respect to lien claims as set forth in Section 19 of this Sublease and either such default shall continue for fifteen (15) days after notice thereof in writing to Tenant; or

H. Tenant shall, by its act or omission to act, cause a default under the Prime
Lease and such default shall not be cured within the time, if any, permitted for such cure under the Prime Lease; or

I. Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant, and
Tenant shall not within such 30-day period commence with due diligence and dispatch the curing of such default or having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default.

23. REMEDIES. Upon the occurrence of any one or more Events of Default, Landlord may exercise any remedy against Tenant which Prime Landlord may exercise for default by Landlord under the Prime Lease.

24. NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United
States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Tenant, addressed to Tenant at the address specified in Section 1(B) or at such other place as

                                     - 42 -

Tenant may from time to time designate by notice in writing to Landlord or (b)
if for Landlord, addressed to Landlord at the address specified in Section 1(C)
or at such other place as Landlord may from time to time designate by notice in writing to Tenant. Each party agrees to promptly deliver a copy of each notice, demand, request, consent or approval from such party to Prime Landlord and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Landlord. Such copies shall be delivered by overnight commercial courier.

25. PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime
Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Tenant the benefits of this
Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Landlord against a default by Tenant which might cause a default or event of default by Landlord under the Prime Lease:

A. To the extent Prime Landlord requires payment directly from Landlord and provided Tenant timely pays all Rent when and as due under this Sublease,
Landlord shall pay, when and as due, any and all base rent, additional rent and other charges payable by Landlord to Prime Landlord to the extent required under the Prime Lease.

B. Landlord shall promptly provide Tenant with copies of all notices received by
Landlord under the Prime Lease from Prime Landlord or its mortgagee.

C. Except as otherwise expressly provided for herein, during the Term hereof
Tenant shall perform all affirmative covenants of Landlord under the Prime Lease and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease.

D. Landlord shall not agree to any amendment to the Prime Lease unless Landlord shall first obtain Tenant's prior written approval thereof, which approval shall not be unreasonably withheld, conditioned or delayed.

E. Except as otherwise provided herein, Tenant shall be entitled to the rights of Landlord, as tenant under the Prime Lease. Without limiting the generality of the foregoing, Landlord hereby grants to Tenant the right to receive all of the services and benefits with respect to the Premises which are to be provided by
Prime Landlord under the Prime Lease. Landlord shall have no duty to perform any obligations of Prime Landlord which are, by their nature, the obligation of an owner or manager of real property. For example, Landlord shall not be required to provide the services or repairs, if any, which the Prime Landlord is required to provide under the Prime Lease. Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Prime
Landlord in the performance or observance by Prime Landlord of any

                                     - 43 -

of its obligations under the Prime Lease, nor shall such default by Prime
Landlord affect this Sublease or waive or defer the performance of any of
Tenant's obligations hereunder except to the extent that such default by Prime
Landlord excuses performance by Landlord, under the Prime Lease. Notwithstanding the foregoing, the parties contemplate that Prime Landlord shall, in fact, provide the services and benefits and perform its obligations under the Prime
Lease and in the event of any default or failure of such provision or performance by Prime Landlord, Landlord agrees that it will, upon notice from
Tenant, make demand upon, deliver notices to and request consents or approvals from Prime Landlord to provide such services or benefits and perform its obligations under the Prime Lease and, provided that Tenant specifically agrees to pay all reasonable costs and expenses of Landlord and provides Landlord with security reasonably satisfactory to Landlord to pay such costs and expenses,
Landlord will take appropriate legal action to enforce the Prime Lease.

F. Tenant shall have the right to exercise all renewal rights granted to
Landlord under the Prime Lease.

G. Landlord shall cooperate with Tenant to cause Prime Landlord to provide services required by Tenant in addition to those otherwise required to be provided by Prime Landlord under the Prime Lease. Tenant shall pay Prime
Landlord's charge for such services promptly after having been billed therefor by Prime Landlord or by Landlord.

26. SECURITY DEPOSIT.

A. To secure the faithful performance by Tenant of all the covenants, conditions and agreements in this Sublease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed including, but not by way of limitation, such covenants and agreements in this Sublease which become applicable upon the termination of the same by re-entry or otherwise, Tenant shall deposit with Landlord the Security Deposit as specified in Section 1(N) on the understanding that: (a) the Security Deposit or any portion thereof not previously applied, or from time to time, such one or more portions thereof, may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount; (b) should the Prime Lease be assigned by Landlord, the
Security Deposit or any portion thereof not previously applied may be turned over to Landlord's assignee and if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the Security
Deposit and/or its application or return; (c) if permitted by law, Landlord or its successor shall not be obligated to hold the Security Deposit as a separate fund, but on the contrary may commingle the same with its other funds; (d) if
Tenant shall faithfully fulfill, keep, perform and observe all of the covenants, conditions and agreements in this Sublease set forth and contained on the part of Tenant to be fulfilled, kept, performed and observed, the sum deposited or the portion thereof not previously applied, shall be returned to Tenant without interest no later than thirty (30) days after the expiration of the Term of this
Sublease or any renewal or extension thereof, provided Tenant has vacated the
Premises and surrendered possession thereof to

                                     - 44 -

Landlord at the expiration of the Term or any extension or renewal thereof as provided herein; (e) in the event that Landlord terminates this Sublease or
Tenant's right to possession by reason of an Event of Default by Tenant,
Landlord may apply the Security Deposit against damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of Tenant's default; and (f) in the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security
Deposit may be retained or paid to Landlord in partial liquidation of Landlord's damages.

B. Notwithstanding the above, Tenant shall have the right to post a letter of credit in place of the cash security deposit required in Section 26(A) of this
Sublease in the same manner as Landlord has the right to post a letter of credit rather than cash security pursuant to Section 39(c) of the Prime Lease. In addition, Tenant shall have the obligation to post a letter of credit as additional security for this Sublease in the same manner as Landlord is obligated to post additional security for the Prime Lease pursuant to Section
39(b) of the Prime Lease (except that the test shall be the Moody's and/or
Standard & Poors rating of TriMas Company, LLC, the guarantor, rather than
Landlord).

27. PRIME LANDLORD'S CONSENT. The parties acknowledge that, pursuant to Section
13(d) of the Prime Lease, Prime Landlord's consent to this Sublease is not required.

28. BROKERAGE. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease.

29. FORCE MAJEURE. Neither Landlord nor Tenant shall be deemed in default with respect to any of the terms, covenants and conditions of this Sublease if such parties failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, or any other cause beyond the reasonable control of such party.

30. TRIMAS GUARANTEE. As a condition to Landlord entering into the Sublease,
Tenant shall obtain the unconditional guarantee of this Sublease by TriMas
Company LLC in the form attached hereto as Annex 2.

31. CERTIFICATES. Each party shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of the other party, certify to the best of its knowledge by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, of any other person, firm or corporation specified in such request:
(a) as to whether this Sublease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Sublease, in accordance with its tenor as then continued; (c) as to the ex-

                                     - 45 -

istence of any default thereunder; (d) as to the existence of any offsets, counterclaims or defenses hereto on the part of such other party; (e) as to the commencement and expiration dates of the Term hereof and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

32. MISCELLANEOUS. The laws of the State of Michigan shall govern the validity, performance, and enforcement of this Sublease. The invalidity or unenforceability of any provision of this Sublease shall not affect or impair any other provision of this Sublease or the Sublease itself. The submission of this document for examination does not constitute an offer to lease, or a reservation of or option for the Premises, and becomes effective only upon execution and delivery thereof by Landlord and Tenant. All negotiations, considerations, representations, and understandings between the parties are incorporated herein and may be modified or altered only by agreement in writing between the parties. This Sublease shall not be recorded. A memorandum of lease describing the property, giving the commencement date and term of this Sublease and renewal rights, and referring to this Sublease, may be executed and may be recorded by either party. The agreements, terms, covenants, and conditions herein shall bind and inure to the benefit of Landlord and Tenant and their respective successors and, except as otherwise provided herein, their assigns.

The parties have executed this Sublease the day and year first above written.

                                     LANDLORD:
                                     METALDYNE COMPANY LLC

                                     By:_______________________________________
                                     Printed Name:_____________________________
                                     Its:_______________________________________

                                     TENANT:
                                     [                               ]

                                     By:_______________________________________
                                     Printed Name:_____________________________
                                     Its:_______________________________________

                                     - 55 -

STATE OF DELAWARE                   )
                                    )  ss.
COUNTY OF                           )

     The foregoing instrument was acknowledged before me this ___ day of
_______, 2003 by _____________, the _______________ of METALDYNE COMPANY LLC, a
Delaware limited liability company, on behalf of said limited liability company.

                                                --------------------------------
                                                Notary Public, State of

                                                Printed Name:___________________

Commission Expires:

-----------------------

STATE OF DELAWARE                   )
                                    )  ss.
COUNTY OF___________                )

     The foregoing instrument was acknowledged before me this ___ day of
_______, 2003 by ______________________________, the
____________________________ of [               ], a Delaware limited liability
company, on behalf of said company.

                                                --------------------------------
                                                Notary Public, State of

                                                Printed Name:___________________

Commission Expires:

-----------------------

                                     ANNEX 1

     Property situated in City of Livonia, County of Wayne, State of Michigan
described as:

     That part of the Northeast 1/4 of Section 25, Town 1 South, Range 9 East,
city of Livonia, Wayne County, Michigan, described as beginning at a point on the East line of said Section distant South 0 degrees 26 minutes 50 seconds East
820.0 feet from the Northeast corner of Section 25 and proceeding thence South 0 degrees 26 minutes 50 seconds East along said East line, 500.0 feet; thence
North 89 degrees 52 minutes 20 seconds West 494.56 feet; thence North 0 degrees
20 minutes 47 seconds West 499.99 feet calculated and measured (North 0 degrees
20 minutes 49 seconds West 500.0 feet recorded;) thence South 89 degrees 52 minutes 20 seconds East 493.68 feet to the point of beginning. EXCEPT the East
60 feet thereof, which was deeded to the Wayne County Board of Road
Commissioners.

                  Commonly known as 12955 Inkster

                  Tax Item No. 097-99-0006-000

                                     ANNEX 2

                                    GUARANTY

     The undersigned, TRIMAS COMPANY LLC, a Delaware limited liability company
("GUARANTOR"), whose address is 39400 Woodward Avenue, Suite 130, Bloomfield
Hills, Michigan 48304, in consideration of the leasing of the leased Premises described in that certain sublease (the "SUBLEASE") of even date herewith between METALDYNE COMPANY LLC ("LANDLORD") and _________________________________
("TENANT"), does hereby covenant and agree as follows:

A.   The undersigned does hereby guarantee the full, faithful and timely payment and performance by Tenant of all of the payments, covenants and other obligations of Tenant under or pursuant to the Sublease. If Tenant shall default at any time in the payment of any rent or any other sums, costs or charges whatsoever, or in the performance of any of the other covenants and obligations of Tenant, under or pursuant to the Sublease, then the undersigned, at its expense, shall on demand of Landlord fully and promptly pay all rent, sums, costs and charges to be paid by Tenant, and perform all of the other covenants and obligations to be performed by Tenant, under or pursuant to the Sublease and, in addition, shall, on Landlord's demand, pay to Landlord any and all sums due to Landlord, including all interest on past due obligations of Tenant and costs advanced by Landlord, that may arise in consequence of Tenant's default.

B.   A separate action or actions may, at Landlord's option, be brought and prosecuted against the undersigned, whether or not any action is first or subsequently brought against Tenant, or whether or not Tenant is joined in any such action, and the undersigned may be joined in any action or proceeding commenced by Landlord against Tenant arising out of, in connection with or based upon the Sublease.

C.   Subject to the provisions of the immediately following paragraph, this
     Guaranty shall remain and continue in full force and effect and shall not be discharged in whole or in part notwithstanding (whether prior or subsequent to the execution hereof) any alteration, renewal, extension, modification, amendment or assignment of, or subletting, concession, franchising, licensing or permitting under, the Sublease. The undersigned agrees that the liability of the undersigned hereunder shall be based upon the obligations of Tenant set forth in the Sublease as the same may be altered, renewed, extended, modified, amended or assigned.

D.   This Guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant, of bankruptcy, reorganization, readjustment, receivership or

     insolvency proceedings of any nature, or the disaffirmance of the Sublease in any such proceedings or otherwise.

E.   Neuter terms should also refer, where applicable, to the feminine gender and the masculine gender; the singular reference shall also include the plural of any word if the context so requires.

F.   This Guaranty shall be applicable to and binding upon the heirs, executors, administrators, representatives, successors and assigns of Landlord, Tenant and the undersigned.

G.   The execution of this Guaranty prior to execution of the Sublease shall not invalidate this Guaranty or lessen the obligations of Guarantor hereunder.

H.   This Guaranty is made pursuant to, and shall be interpreted and applied in accordance with, the laws of the State of Michigan. Any legal action or proceeding with respect to this Guaranty may be brought in the Courts of the State of Michigan, or the District Court of the United States of
     America for the Eastern District of Michigan, and, by execution and delivery of this Guaranty, the Guarantor hereby irrevocably accepts for itself the jurisdiction of the aforesaid courts. The Guarantor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, return receipt requested, to the
     Guarantor at the addresses provided herein, such service to become effective 30 days after such mailing, or such earlier time as may be provided by applicable law. The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

I.   Landlord's address is 47603 Halyard Drive, Plymouth, Michigan 48170 and
     Tenant's address is 39400 Woodward Avenue, Suite 130, Bloomfield Hills,
     Michigan 48170.

J.   THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN
     ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS
     GUARANTY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the
___ day of ____________, 2003.

                                            TRIMAS COMPANY LLC
                                            a Delaware limited liability company

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:
Agreed and Accepted by:

METALDYNE COMPANY LLC, a
Delaware limited liability company

By:
   ---------------------------------
   Name:
   Title:

By:
   ---------------------------------
   Name:
   Title:

                                 ACKNOWLEDGMENT
                                 --------------

STATE OF                   )
                           )  ss.:
COUNTY OF                  )

     On this ___ day of ________, 2003, before me personally appeared
_______________ and ____________________, to me personally known, who, being duly sworn, did each for himself say that they are respectively the
___________________________ and ____________________________ of Trimas Company
LLC, a Delaware limited liability company, the limited liability company named in and which executed the within instrument, and that said instrument was signed and sealed in behalf of said limited liability company.

                                     -------------------------------
                                     Notary Public
                                                          County,
                                     My Commission expires:___________

STATE OF                   )
                           )  ss.:
COUNTY OF                  )

     On this ___ day of ________, 2003, before me personally appeared
_______________ and ________________, to me personally known, who, being duly sworn, did each for himself say that they are respectively the
_____________________ and ________________ of _____________________, a
_______________ limited liability company the limited liability company named in and which executed the within instrument, and that said instrument was signed and sealed in behalf of said limited liability company.

-------------------------------
Notary Public
             County,
My Commission expires:___________

                                    EXHIBIT B

                          FORM OF TRADEMARK ASSIGNMENT

     THIS ASSIGNMENT is made this 9th day of May, 2003, from Metaldyne
Corporation, a corporation organized under the laws of Delaware (the
"ASSIGNOR"), to_______________________________, a limited liability company organized under the laws of Delaware (the "ASSIGNEE").

     WHEREAS, the Assignor is the owner of all rights, title, and interest in and to the trademark applications and registration, particulars of which are as follows:

Trademark       Registration No.        Registration Date       Class
---------       ----------------        -----------------       -----
AMCOR              1,671,683            January 14, 1992          12

(hereto referred to as the "Trademarks"); and

     WHEREAS, the Assignee is desirous of acquiring the entire rights in and to the Trademarks;

     NOW, THEREFORE, to all whom it may concern, be it known that Assignor, for good and valuable consideration, receipt of which is hereby acknowledged, does hereby sell, assign, transfer, grant, release, and quit-claim to Assignee, its successors and assigns, the entire right, title, and interest in and to the
Trademarks, together with any such rights throughout the world; the good will of the business in which the Trademarks are used; and that portion of the business of Assignor to which the trademarks pertain. Such right, title, and interest is to be held and enjoyed by Assignee, its successors and assigns, as fully and entirely as the same would have been held and enjoyed by Assignor had the assignment not been made; together with all claims for damages by reason of past infringement of the Trademarks, with the right to sue for, and collect the same for its own use and enjoyment, and for the use and enjoyment of its successors, assigns, or other legal representatives.

                                       -2-

     IN WITNESS THEREOF, Assignor has caused these presents to be executed by an officer thereof, thereunto duly authorized this ______ day of _________________,
2003.

                                             METALDYNE CORPORATION

                                             By:
                                                ---------------------------
                                                Name
                                                      ---------------------
                                                Title:
                                                      ---------------------

STATE OF
        --------------------------

COUNTY OF
          ------------------------

     On this _____ day of _________________, 2003, before me, a Notary Public, came ________________________________, to me known and known by me to be the individual described in and who executed the foregoing, and he/she duly acknowledged the same to be his/her free act and deed.

       ------------------------------------
                  Notary Public

(SEAL)

My Commission Expires: ___________________

                                       -3-

                                    EXHIBIT C

                              FORM OF BILL OF SALE

     FOR VALUE RECEIVED, Metaldyne Corporation, a Delaware corporation and
Metaldyne Company LLC (together, the "SELLERS") hereby sell, convey, deliver,
assign and transfer unto [          ], a Delaware limited liability company (the
"BUYER"), and its successors and assigns forever, pursuant to and in furtherance of the Asset Purchase Agreement dated as of May 9, 2003 by and among TriMas
Corporation and Sellers (the "AGREEMENT") all right, title and interest of
Seller in and to the property described in Section 2.1(a) of the Agreement (the
"ASSETS").

     Each Seller further covenants and agrees that it shall execute such other and further instruments and documents as the Buyer may reasonably request to carry into effect or to evidence further the transfer of the Assets owned by such Seller from such Seller to the Buyer.

     Each Seller hereby constitutes and appoints the Buyer and its successors and assigns, such Seller's true and lawful attorney or attorneys, with full power of substitution, for it and in its name and stead or otherwise, but on behalf of and for the benefit of the Buyer and its successors and assigns, to demand and receive, from time to time, any and all of the Assets, hereby sold, assigned and transferred or intended so to be, and, from time to time, to give receipts, releases and acquittances for or in respect of such property and rights or any part thereof, to institute and prosecute in the name of such
Seller or otherwise, but at the expense and for the benefit of the Buyer, and its successors and assigns, any proceedings at law, in equity or otherwise, that the Buyer and its successors or assigns, may deem proper in order to collect, assert or enforce any claim, right or title of any kind in and to the Assets hereby sold and transferred or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of said property, assets and rights and, generally, to do any and all such acts and things in relation thereto as the Buyer or its successors or assigns, shall deem advisable. Each Seller declares that the appointment hereby made and the powers hereby granted are coupled with an interest and shall be irrevocable by such
Seller.

The provisions of this Bill of Sale are subject, in all respects, to the terms and conditions of the Agreement and all representations and warranties, conditions, covenants and agreements of each Seller and the Buyer contained therein, all of which shall survive the execution and delivery of this Bill of
Sale to the extent indicated in the Agreement.

                                       -4-

Signed this 9th day of May, 2003.

SELLERS:                               BUYER:

METALDYNE CORPORATION                 [                                      ]

By:  ______________________           By:  ___________________________
      Name:                                 Name:
      Title:                                Title:

METALDYNE COMPANY LLC

By:  ______________________
      Name:
      Title:

                                      -5-

                                    EXHIBIT D

                                     FORM OF

                  ACKNOWLEDGEMENT OF ASSUMPTION OF LIABILITIES

     ACKNOWLEDGEMENT OF ASSUMPTION OF LIABILITIES dated May 9, 2003, by
[            ], a Delaware limited liability company (the "Buyer"), and its successors and assigns forever in favor of Metaldyne Corporation, a Delaware corporation and Metaldyne Company LLC (together, the "Sellers").

     This Assumption of Liabilities is being delivered pursuant to the Asset
Purchase Agreement dated as of the date hereof (the "Agreement"), by and among the Sellers and TriMas Corporation.

     For good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Buyer, on its own behalf and on behalf of its successors and assigns, hereby assumes, and agrees to perform, fulfill, pay and satisfy when and as due and payable, the Assumed Liabilities as defined in the
Agreement.

     At the reasonable request of the Sellers or Sellers' successors, the Buyer, for itself and its respective successors and assigns, agrees that it will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered all such further acts, documents, powers of attorney and assurances as may be necessary to perform, fulfill, pay and satisfy the
Assumed Liabilities in a manner that will not result in any liability to the
Sellers or its successors therefor.

     This assumption is subject to the terms and conditions of the Agreement.

                                      -6-

     IN WITNESS WHEREOF, the Buyer has executed this Assumption of Liabilities on the date first above written.

                                 [                                    ]

                                 By:
                                      ----------------------------------------
                                      Name:
                                      Title:

                                      -7-

                                    EXHIBIT E

                                     FORM OF

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is given by the undersigned
("Sellers") to FITTINGS PRODUCTS CO., LLC, a Delaware limited liability company
("Buyer").

     WHEREAS, TriMas Corporation and Sellers have entered into a certain Asset
Purchase Agreement dated the __ day of May, 2003 (the "Agreement"), providing for the sale, assignment, transfer, conveyance and delivery by Sellers to Buyer of all of the Purchased Assets (as defined in the Agreement);

     WHEREAS, TriMas Corporation has assigned its rights under the Agreement to
Buyer;

     WHEREAS, Buyer has agreed to assume the Assumed Contracts, subject to the terms of the Agreement;

NOW, THEREFORE, in consideration of the payment by Buyer to Sellers of the
Purchase Price (as defined in the Agreement) and in further consideration of the premises, terms and conditions contained in the Agreement, the receipt and sufficiency of such consideration being hereby acknowledged, Sellers do hereby sell, assign, transfer and deliver to Buyer, as of the Effective Date (as defined in the Agreement), all of Sellers' right, title and interest in the
Assumed Contracts (as defined in the Agreement). All of the Sellers'
representations, warranties, covenants and agreements in the Agreement relating to the Assumed Contracts are incorporated herein by reference.

                                      -8-

     IN WITNESS WHEREOF, the undersigned have caused this Assignment and
Assumption Agreement to be duly executed on this 9th day of May, 2003.

METALDYNE CORPORATION,
A DELAWARE CORPORATION

By:
    ---------------------------------
Name:
     --------------------------------
Its:
    ---------------------------------

METALDYNE COMPANY LLC,
A DELAWARE LIMITED LIABILITY COMPANY

By:
    ---------------------------------
Name:
     --------------------------------
Its:
    ---------------------------------

                                       -9-